As filed with the Securities and Exchange Commission on May 27, 2010
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EXPEDITE 4, INC.
(Exact name of registrant as specified in its charter)

Delaware	0200	N/A
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
 +86 (701) 568-0890
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Luping Pan
88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
 +86 (701) 568-0890
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Gregg E. Jaclin, Esq. Kristina L. Trauger, Esq. Yarona Y. Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Tel: (732) 409-1212 Fax: (732) 577-1188	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Jr. Daniel L. Reichman Loeb & Loeb, LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4159 Fax: (212) 504-3013

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	3,285,715		$(2)	$23,000,005	$1,639.90
Common stock, par value $0.001 per share	1,531,084(3)		$(4)	$10,717,588	$764.16
Common stock, par value $0.001 per share, issuable upon the exercise of warrants at a fixed price of $5.50 per share	852,061(5)		$5.50	$4,686,336 (7)	$334.14
Common Stock, par value $0.001 per share, underlying Underwriters’ Warrants	142,858(6)	$		$1,500,009 (8)	$106.95
Total Registration Fee					$2,845.15
____________________

(1)
In accordance with Rule 416(a), promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares which the underwriters have the option to purchase to cover over-allotments, if any.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 1,531,084 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus.

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o), promulgated under the Securities Act.

(5)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants that have been previously issued to selling stockholders named in the Resale Prospectus.

(6)	Represents the maximum number of shares of the Registrant’s common stock issuable upon exercise of the underwriters’ warrants to be issued in connection with the public offering.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an exercise price of $5.50 per share.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an exercise price of $10.50 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•
Public Offering Prospectus.  A prospectus to be used for the public offering by the Registrant of up to _________ shares of the Registrant’s common stock (in addition to ______ shares that may be sold upon exercise of the underwriters' over-allotment option) (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus.   We are also registering the shares of common stock underlying the warrants to be received by the underwriters in this offering.

•
Resale Prospectus.  A prospectus to be used for the resale by selling stockholders of up to 2,383,145 shares of the Registrant’s common stock (including 852,061 shares that have been or may be acquired upon the exercise of warrants that have been previously issued to selling stockholders named in the Resale Prospectus) (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 6;
•	they contain different Use of Proceeds sections on page 24;
•	the Capitalization and Dilution sections are deleted from the Resale Prospectus on page 26 and page 27, respectively;
•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 81A;
•	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	the Underwriting section from the Public Offering Prospectus on page 59 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;
•	the Legal Matters section in the Resale Prospectus on page 75 deletes the reference to counsel for the underwriters; and
•	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 27, 2010

________ Common Shares

EXPEDITE 4, INC.

This is the initial public offering of our common stock.   We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the [NASDAQ Capital Market] under the symbol “[_____]”.

We are offering all of the _______ shares of common stock offered by this prospectus.  We expect that the public offering price of our common stock will be between $_____ and $_____ per share.

Investing in our common stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 13 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share			Total
Public offering price	$	[___	]	$	[___	]
Underwriting discounts and commissions (1)	$	[___	]	$	[___	]
Proceeds, before expenses, to us	$	[___	]	$	[___	]
______________
(1)  The underwriters will receive compensation in addition to the discounts and commissions as set forth under “Underwriting.”

The underwriters have a 45-day option to purchase up to ______ additional shares of common stock from us solely to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be $[______], and our total proceeds, before expenses, will be $[______].

The underwriters are offering the common stock as set forth under “Underwriting.” Delivery of the shares will be made on or about [__________], 2010.

Rodman & Renshaw, LLC	Newbridge Securities Corporation

The Date of this Prospectus is: ____________________, 2010

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not, and the underwriters have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

Business Overview

We are in the business of breeding, raising and selling live hogs in the People’s Republic of China, which we refer to as China or the PRC. We operate our business through our PRC subsidiary, Jiangxi Yingtan Huaxin Livestock Co., Ltd. (“Jiangxi Huaxin”), which was established in 2005 under the laws of the PRC. Jiangxi Huaxin currently operates 7 subsidiaries with 19 breeding farms and owns approximately 90,000 hogs in the aggregate. The headquarters of Jiangxi Huaxin is located in southwest China in Yingtan City, Jiangxi province.  Jiangxi Huaxin’s hog breeding farms are located throughout Jiangxi province, and we believe that Jiangxi Huaxin is the largest hog breeder in Jiangxi province.

Jiangxi Huaxin controls each phase of pre-slaughter pork production in the following manner:

●	We breed and raise high quality breeding sows on our own facilities.

●	We breed the sows’ piglets and raise the piglets until they are marketable as hogs.

●
When the piglets mature, we then distribute the mature hogs to trading agencies, slaughter facilities, pork distributors, and other customers mainly in Shenzhen, Jiangxi and Shanghai cities in the PRC.

Feed is the most significant cost of operating a hog farm.  Hog farms of Jiangxi Huaxin purchase feed products and raw materials such as corn and soybeans from several feed suppliers under short-term contracts.  Our production cycle is approximately five months, and a breeding pig can give birth 2.2 times a year on average. A breeding pig can bear 10-12 piglets every five months, and breed for four years.

We sell hogs to trading agencies mainly in Shenzhen, Jiangxi and Shanghai cities in China. We have been named an “Agriculture Production Base” by Shenzhen Agricultural Bureau.  Seventy percent of our products are sold to Shenzhen city in China. In 2008 and 2009, nearly all of our hogs were sold to three government-affiliated trading companies in Shenzhen, Jiangxi and Shanghai.  We have established long term partnership to sell most of our inventory as it becomes ready for sale.

Market Summary

According to statistics from the US Department of Agriculture, China produces 50% of all the pork in the world. For 2009, China is expected to produce close to 47.0 million metric tons of an estimated world production of approximately 95.0 million metric tons.

According to the Foreign Agricultural Services [FAO-UN, http://www.99sj.com/News/182384.htm], the PRC is the world’s largest producer of pork and pork is the most widely-consumed meat in the PRC.  There are over 40 local pig breeds in China.  Chinese farms are looking to import foreign breeds that may improve the genetic profile of the PRC’s hog population, with the result being healthier animals and lower production costs.

Meat hog production in the PRC is dominated by backyard farms (those that sell 5-10 hogs annually) and small farms (those that sell less than 100 hogs annually).  These farms accounted for an estimated 75% of all PRC hog production during 2008.  These farms sell their products to local rural markets.  The remaining 25% of the PRC’s hog production comes from larger farms - those that sell between 100 and 500 heads a year - 21% of the total market, those that sell between 500 and 10,000 heads account for an additional 3% and estimated that those that sell above 10,000 hogs account for the remaining 2% of the annual production.

Competitive Advantages

Our piglets are bred internally. We maintain our competitive advantages by establishing long-term partnerships with state-owned trading companies, which are our main customers, thus virtually eliminating marketing, selling and receivables costs.  As soon as our inventory of hogs is fully matured, they are almost immediately sold to these trading companies.

Our senior managers have over 20 years experience in the hog breeding industry, and our Chairman also chairs Jiangxi Province Pig Breeding Association. Additionally, because our location is in a relatively rural area of the province, we are able to obtain lower than industry average cost of labor.  We incur higher than industry average epidemic prevention expenses because we, as a company, believe that buying healthier feed including organic food for pigs results in lower risk of illnesses and healthier stock.  We believe that we have not experienced any animal disease outbreaks in the last 10 years.

Future Plans

Growth via acquisitions:

We intend to acquire several pig farms at an average price of around $1.75 million per farm each with an average capacity of approximately 10,000 head per year. The pig breeding business is very fragmented. With thousands of small operators all over the PRC, there are many acquisition opportunities. Currently, because of the lower spot prices, many small operators cannot sustain their businesses and are willing to sell out to prevent total loss. The Company’s Chairman, Mr. DengFu Xu, who is the Chairman of Pig Breeding Association of Yujiang and Vice President of the Pig Breeding Association of Yingtan City is often presented with suitable acquisition opportunities at favorable prices.

Growth via fertilizer business:

The generation of organic waste is a major problem than all large animal farm operators all over the world have to manage. Our solution is to take advantage of its rural location and the fact that it is surrounded by rice and vegetable farms by processing its organic waste and selling it as organic fertilizer.  Organic fertilizers made from livestock manure are commonly used in China.  It is an environmentally friendly product and exempted from all tax with the current selling price around $117-$132 per ton.  We anticipate using the proceeds from the Offering to begin development of the organic fertilizer line of business beginning in 2010.  The company plans to spend $1.2 million to build and open up an organic fertilizer line by or during the 3rd quarter of 2010.  Such organic fertilizer product will be primarily made of pig waste. It will take about 2 to 3 months to build such production line.  With the increasing size of our farms, and with our advantageous location in the southern province with many farmlands, our top management believes that expanding into the fertilizer business is the most profitable, inexpensive and efficient vertical integration of our business.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully in the section titled “Risk Factors,” beginning on page 13, including for example:

•	Seasonal fluctuations in our sales, which will affect our quarterly results;

•	Our business may be adversely affected by weather and environmental factors beyond our control;

•	We depend on a concentration of customers, the loss of one or more or which could materially adversely affect our operations and revenues;

•	The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business;

•
Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its consultants, attorneys and accountants;

•	The recent nature and implementation methods of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us;

•	Currency conversion and exchange rate volatility could adversely affect our financial condition;

•
A more widespread outbreak of the H1N1 virus, avian influenza or a renewed outbreak of SARS or any other widespread public health problem in the PRC, where all of our operations are conducted, could have an adverse effect on our operations;

•	In order to raise sufficient funds to continue operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders; and

•	Our common stock has not been quoted or listed for trading on the Over the Counter Bulletin Board or on any stock exchange.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our securities involves risks. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our securities.

Corporate History and Organizational Structure

On March 29, 2010, Expedite 4, Inc. (“Expedite”) acquired Southern China Livestock International, Inc. (“SCLI”) in a reverse acquisition transaction pursuant to a share exchange agreement (“Exchange Agreement”) in which Expedite acquired 100% of the issued and outstanding shares of SCLI in exchange for 5,623,578 shares or 99.97% of our common stock issued and outstanding after the closing of the share exchange transaction, thereby making SCLI our wholly owned subsidiary.

SCLI was incorporated in the State of Nevada on July 28, 2009 as the indirect U.S. holding company for Beijing Huaxin Tianying Livestock Technology, Ltd., a wholly foreign owned enterprise under the laws of the PRC (“Beijing Huaxin”) and Beijing Huaxin’s subsidiaries, which are in the business of breeding and raising commercial hogs in Jiangxi province of China. SCLI’s wholly-owned subsidiary, Mayson International Services Limited (“Mayson International”), was incorporated on July 25, 2008 under the laws of British Virgin Islands and owns 100% of Mayson Enterprises Services Limited (“Mayson Enterprises”), which was incorporated on July 25, 2008 under the laws of British Virgin Islands. On August 1, 2008, Mayson Enterprises acquired Mayson Holdings Limited, a Hong Kong limited liability company (“Mayson Holdings”). On September 9, 2008, Mayson Holdings established Beijing Huaxin. On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. Dengfu Xu, Mr. Luping Pan, Mr. Mude Pan, Mr. Genkai Zhang, Mr. Xianyue Li, Mr. Min Yang and Ms. Jianying Xu, who are the former shareholders of Jiangxi Yingtan Huaxin Livestock Co., Ltd. (“Jiangxi Huaxin”), pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. Dengfu Xu kept the remaining 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. Dengfu Xu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin. SCLI operates its business mainly through Jiangxi Huaxin, its operating subsidiary in the PRC.  SCLI has consolidated Jiangxi Huaxin’s operating results, assets and liabilities within its financial statements. Pursuant to the Exchange Agreement, SCLI became a wholly-owned subsidiary of Expedite.

SCLI, through its operating subsidiary Jiangxi Huaxin, is in the business of breeding, raising and selling live hogs in the PRC. Jiangxi Huaxin was established in 2005, as a result of a merger of several hog farms and consequent acquisitions, each with more than ten years of operating history. Jiangxi Huaxin currently operates 7 subsidiaries with 19 breeding farms and owns approximately 90,000 hogs in the aggregate. The headquarters of Jiangxi Huaxin is located in southwest China in Yingtan City, Jiangxi province.  Jiangxi Huaxin’s hog breeding farms are located throughout Jiangxi province, and Jiangxi Huaxin is the largest hog breeder in Jiangxi province.

See the section titled “Corporate Structure and History – Our Corporate History” on page 36 for more information.

The following chart reflects our organizational structure as of the date of this prospectus.

Corporate Information

The address of our principal executive office is at 88 Guihuayuan, Guanjingcheng, Yujiang, Yingtan City, Jiangxi Province, People’s Republic of China, and our telephone number is +86 (701) 568-0890.

Use of Terms

Except where the context otherwise requires and for the purposes of this prospectus only:

•
“We,” “us,” “our company,” “our,” the “Company” and “Expedite” refer to the combined business of Expedite 4, Inc. and its consolidated subsidiaries and affiliates, but do not include the shareholders of Expedite 4, Inc.;

•	“China,” and the “PRC,” refer to the People’s Republic of China;

•	“Renminbi” and “RMB” refer to the legal currency of China; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

The Offering

Common stock we are offering	_______ shares (1)

Common stock outstanding before the offering	7,144,071 shares
Common stock outstanding after the offering	________ shares (2)

Offering price	$_____ to $_____ per share (estimate)

Use of proceeds
We intend to use the net proceeds of this offering to acquire additional hog farms and for other general corporate purposes. See “Use of Proceeds” on page 24 for more information on the use of proceeds.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13.

Listing	We intend to apply for listing of our common stock on the [NASDAQ Capital Market] under the symbol “[_____].”

(1)
Excludes (i) up to _____ shares that may be sold upon exercise of the underwriters’ over-allotment option in this offering. We are also concurrently registering for resale under a separate prospectus up to (ii) 2,383,145 shares of common stock held by the selling stockholders named under such prospectus (including 852,061 shares that have been or may be acquired upon the exercise of warrants that have been previously issued to selling stockholders named in such prospectus). None of these securities are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see below under “Corporate History and Structure — Acquisition of SCLI and Related Financing.”

(2)
Based on (i) 7,144,071 shares of common stock issued and outstanding as of the date of this prospectus, and (ii) _____ shares of common stock issued in the public offering (excluding the underwriters’ over-allotment option of up to _____ shares and the underwriters’ warrants to purchase up to _____ shares of common stock).

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

Selected Consolidated Financial Data

The following selected consolidated financial information for the periods and as of the dates indicated should be read in conjunction with the Company’s or SCLI’s consolidated financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The selected consolidated financial data presented below for the years ended September 30, 2008 and 2009 and the selected consolidated balance sheet data as of September 30, 2009 have been derived from the audited consolidated financial statements of SCLI included elsewhere in this prospectus. The audited consolidated financial statements have been prepared and presented in accordance with U.S. GAAP, and have been audited by Schwartz Levitsky Feldman, LLP/SRL, an independent registered public accounting firm.

The selected consolidated financial data for the six months ended March 31, 2009 and 2010 and the selected consolidated balance sheet data as of March 31, 2010 have been derived from the unaudited consolidated financial statements of the Company included elsewhere in this prospectus and have been prepared on the same basis as the audited consolidated financial data. Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. In addition, our unaudited results for the six months ended March 31, 2010 may not be indicative of the results for the full year ending September 30, 2010.

	Six months ended March 31,		Year ended September 30,
Selected Statement of Income Data	2010	2009	2009	2008

Sales	$19,396,780	17,254,430	$32,140,033	38,001,599
Cost of sales	16,350,349	13,259,158	25,803,016	22,539,050
Gross profit	3,046,431	3,995,272	6,337,017	15,462,549
Operating expenses:
Selling expenses	(6,520)	(12,923)	(22,172)	(57,067)
General and administrative expenses	(200,782)	(288,576)	(436,128)	(434,764)
Income from operations	2,839,129	3,693,773	5,878,717	14,970,718
Government subsidies	382,117	362,295	1,189,506	149,168
Other income	60,819	83,087	106,487	309,025
Profit before income taxes	3,282,065	4,139,155	7,174,710	15,428,911
Income taxes (note 6)	-	-	-	-
Net income	3,282,065	4,139,155	7,031,348	15,121,018
Less: net income attributable to the noncontrolling interest	66,271	82,748	-	-
Net income attributable to Expedite 4 Inc.	3,215,794	4,056,407	-	-
Other comprehensive income(loss)	5,129	(40,458)	(36,138)	1,286,781
Total comprehensive income	$3,220,923	4,015,949	$6,995,211	16,407,799
Earnings per share attributable to Expedite 4 Inc.’s common shareholders:
Basic	$0.57	0.71	0.70	1.51
Diluted	$0.57	0.71	0.70	1.51
Weighted average common shares outstanding
Basic	5,640,383	5,623,578	10,000,000	10,000,000
Diluted	5,640,383	5,623,578	10,000,000	10,000,000

Selected Balance Sheet Data	March 31, 2010 (Unaudited)	September 30, 2009 (Audited)
Current Assets:
Cash	$5,538,034	$1,201,160
Accounts receivables, net	30,035	74,926
Inventories	4,473,629	5,422,516
Total current assets	10,041,698	6,698,602
Property and equipment, net	6,433,426	6,782,053
Construction in progress	2,116,391	269,220
Biological assets, net	1,011,898	747,969
Total assets	19,603,413	14,497,844
Current liabilities:
Accounts payable	282,670	577,891
Accrued expenses and other current liabilities	51,083	47,084
Amounts due to stockholders	943,850	2,303,270
Total current liabilities	1,277,603	2,928,245
Equity:
Common stock($.001 par value; 6,643,078shares authorized
shares issued and outstanding as of March 31, 2010 and
10,000,000 shares issued and outstanding as of September 30, 2009)	6,643	10,000
Additional paid in capital	6,174,332	2,701,959
Appropriation of retained earnings(reserves)	2,563,401	2,563,401
Accumulated other comprehensive income	2,189,981	2,184,852
Noncontrolling interest	202,192	135,920
Retained earnings	7,189,261	3,973,467
Total equity	18,325,810	11,569,599
Total liabilities and equity	$19,603,413	$14,497,844

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

Our results of operations are cyclical and could be adversely affected by fluctuations in the commodity prices for hogs and feeds.

We are largely dependent on the cost and supply of hogs and feed ingredients and the selling price of our products, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

•	competing demand for corn for use in the manufacture of ethanol or other alternative fuels,

•	environmental and conservation regulations,

•	economic conditions,

•	weather, including weather impacts on the availability and pricing of corns, and

•	hog diseases.

We cannot assure you that all or part of any increased costs experienced by us from time to time can be passed along to consumers of our products, in a timely manner or at all. Hog prices demonstrate a cyclical nature over periods of years, reflecting the supply of hogs on the market. Further, hog raising costs are largely dependent on the fluctuations of commodity prices for corn and other feed ingredients. Additionally, an occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, and a decline in the market price for hogs. For example, hog prices in 2009 severely declined mainly due to the outbreak of H1N1 influenza, which caused our revenue to decrease 15.4% from 2008 to 2009.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. While we are obligated to hire a qualified Chief Financial Officer to enable us to meet our ongoing reporting obligations as a U.S. public company, such individuals are oftentimes difficult to locate and may not have all of the qualifications necessary to fulfill these legal obligations.  Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the shares being sold in this offering or the development of an active and liquid trading market for our common stock.

Our plans to expand our production, to acquire additional hog farms and to improve and upgrade our internal control and management system will require capital expenditures in 2010.

Our plans to expand our production, to acquire additional hog farms and to improve and upgrade our internal control and management system will require capital expenditures in 2010. We may also need further funding for working capital, investments, potential acquisitions and developing our fertilizer business and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

We depend on a concentration of customers, the loss of one or more of which could materially adversely affect our operations and revenues.

Our revenue is dependent in large part on significant orders from a limited number of customers. We rely on three (3) primary customers to purchase substantially all of our hogs.  Sales to our three largest customers accounted for approximately 99% and 98% of our net sales during each of the years ended September 30, 2008 and 2009, respectively. Customer demand depends on a variety of factors including, but not limited to, our customers’ financial condition and general economic conditions. Even though we are in a commodity business, if our sales to any of our customers are reduced for any reason, such reduction would have a material adverse effect on our business, financial condition and results of operations.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of pork products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

We encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

Guangdong Wenshi Group, Luoniushan Limited and Hunan Xinwufeng Limited are our main competitors. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the hog breeding industry may not provide a meaningful basis for evaluating our business. Jiangxi Huaxin entered into its current line of business in 2005, although the companies we have acquired have a longer operating history. Although Jiangxi Huaxin’s revenues have grown rapidly since its inception, we cannot guarantee that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	expand our product offerings to the fertilizer business and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated income growth;

•	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the hogs product industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our results of operations may be materially and adversely affected.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our expansion strategies is to grow through the acquisition of more hog farms and to enter into fertilizer business. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake acquisitions of additional hog farms or enter into and grow our proposed fertilizer business, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our future marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the currently outstanding securities. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We rely on highly qualified personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by DengFu Xu, our Chairman, Luping Pan, our Chief Executive Officer, and Shu Kaneko, our Chief Financial Officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Dengfu Xu, Our Chairman, Luping Pan, our Chief Executive Officer and Shu Kaneko, our Chief Financial Officer. We currently do not have key employee insurance for our officers and directors. The loss of any these key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth.  In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending September 30, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Jiangxi Huaxin may be subject to liability under the income tax laws in the PRC for failing to withhold income tax on the dividends paid to the shareholders.

Jiangxi Huaxin, our subsidiary in the PRC, declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, Jiangxi Huaxin is required to withhold income tax of 20% on the dividends paid to stockholders, which the Jiangxi Huaxin failed to do. In the event that these taxes cannot be collected from the Jiangxi Huaxin stockholders, Jiangxi Huaxin may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum five times the taxes owing. We believe that the likelihood of the taxes and penalties being levied against Jiangxi Huaxin is remote as of the date hereof.  However, in the event that the taxing authorities assess the company for these taxes, Jiangxi Huaxin will become liable for these taxes if it is unable to recover the amounts from the stockholders.

Risks Relating To Our Industry

The outbreak of animal diseases could adversely affect our operations.

An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and turnover. Recently, there has been an outbreak of streptococcus suis in pigs, principally in Sichuan Province, PRC, with a large number of cases of human infection following contact with diseased pigs. There also have been unrelated reports of diseased pigs in Guangdong Province, PRC. Our procurement and production facilities are located in Jiangxi Province, PRC and were not affected by the streptococcus suis infection. However, there can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in the PRC will not decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of pork products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness. Unlike most food processing companies in the United States, we do not maintain product liability insurance to cover our potential liabilities.

The sale of food products for human consumption involves an inherent risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical substances or other agents or residues during the various stages of production process. We cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters.

Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. Unlike most food processing companies in the United States, but in line with industry practice in the PRC, we do not maintain product liability insurance. Furthermore, the products manufactured from our hogs could potentially suffer from product tampering, contamination or degeneration or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products. Even if a situation does not necessitate a product recall, we cannot assure you that product liability claims by our distributors will not be asserted against us as a result. A product liability judgment against us or a product recall could have a material adverse effect on our revenues, profitability and business reputation.

If the pork market in the PRC does not grow as we expect, our results of operations and financial condition will be adversely affected.

We believe pork products have strong growth potential in the PRC and, accordingly, we have continuously increased our sales of breeding swine and hogs. However, the market for pork products in the PRC has grown in recent years due to the increased wealth of the average resident of China, which has been the result of double-digit annual growth in the Chinese economy.  Due to the worldwide recession, the growth of the Chinese economy has slowed.  If the pork market in the PRC does not grow as we expect, our business will be harmed, we will need to adjust our growth strategy, and our results of operation will be adversely affected.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Risks Relating to the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

PRC SAFE Regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business.

Recent regulations promulgated by SAFE, regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our stockholders and affiliates who are PRC residents, including Dengfu Xu and Luping Pan, to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law.

In 2005, SAFE promulgated regulations in the form of public notices, which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE regulations require that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals, known as “SPC,” intends to acquire a PRC company, such acquisition will be subject to strict examination by the SAFE. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. This could have a material adverse effect on us given that we expect to be a publicly listed company in the U.S.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Under the PRC EIT Law, Expedite, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to Expedite, its non-PRC resident enterprise investors, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to an enterprise organized under the laws of the PRC for PRC enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem Expedite’s managing body or the managing body of any of Expedite's non-PRC subsidiaries as being located within the PRC. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If the PRC tax authorities determine that Expedite, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings is a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, Expedite, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings may be subject to the PRC enterprise income tax at a rate of 25% on their respective worldwide taxable incomes, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if Expedite, SCLI, Mayson International, Mayson Enterprises and Mayson Holdings are treated as “qualified resident enterprises,” all dividends from Beijing Huaxin to Expedite, through SCLI, Mayson International, Mayson Enterprises and Mayson Holdings, should be exempt from the PRC enterprise income tax.

If Mayson Holdings were treated as a PRC “non-resident enterprise” under the EIT Law, then dividends that Mayson Holdings receives from Beijing Huaxin (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5% PRC withholding tax, if the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “PRC-Hong Kong Tax Treaty”) were applicable, or (ii) if such treaty does not apply (i.e., because the PRC tax authorities may deem Mayson Holdings to be a conduit not entitled to treaty benefits), may be subject to a 10% PRC withholding tax. Similarly, if Expedite, SCLI, Mayson International or Mayson Enterprises were treated as a “non-resident enterprise” under the EIT Law and the subsidiary paying dividends to such entity were treated as a “resident enterprise” under the EIT Law, then the dividends received (assuming such dividends were considered sourced within the PRC) may be subject to a 10% PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, Expedite could pay to its shareholders.

Finally, if Expedite is determined to be a “resident enterprise” under the EIT Law, this could result in a situation in which a 10% PRC tax is imposed on dividends Expedite pays to its enterprise (but not individual) investors that are not tax residents of the PRC (“non-resident investors”) and gains derived by them from transferring Expedite’s common stock, if such income or gain is considered PRC-sourced income by the relevant PRC tax authorities. In such event, Expedite may be required to withhold a 10% PRC tax on any dividends paid to its non-resident investors. Expedite’s non-resident investors also may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of Expedite’s common stock in certain circumstances. Expedite would not, however, have an obligation to withhold PRC tax with respect to such gain under the PRC tax laws.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor that indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in the PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authorities in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The PRC tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Because Circular 698 has a short history, there is uncertainty as to its application. Expedite (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that Expedite (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on Expedite’s financial condition and results of operations (or such non-resident investor’s investment in us).

If any PRC tax applies to a non-resident investor, the non-resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction for such PRC tax against such investor’s domestic taxable income or a foreign tax credit in respect of such PRC tax against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Investors should consult their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.

For a further discussion of these issues, see the section of this prospectus captioned “Material PRC Income Tax Considerations” below.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our expectations regarding the market for our products;

•	our expectations regarding the continued growth of the hog breeding industry in the PRC;

•	our beliefs regarding the competitiveness of our products;

•	our expectations regarding the expansion of our operations by acquiring more hog farms;

•	our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

•	our future business development, results of operations and financial condition; and

•	competition from other hog breeding companies.

Forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

DETERMINATION OF OFFERING PRICE

The offering price of our common stock was arbitrarily determined by our management after consultation with the underwriters and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our common stock does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our common stock be regarded as an indicator of any future market price of our securities.

USE OF PROCEEDS

Based on a per share offering price of $_____, we estimate that the net proceeds from the sale of the ______ shares of common stock in the offering will be approximately $____ million after deducting the estimated underwriting discounts and commissions and estimated offering expenses of approximately $_____.  If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $_____ million.

The principal purposes of this offering are to increase our working capital, to create a public market for our common stock, and to facilitate our future access to the public capital markets. The net proceeds will be used to acquire additional hog farms in the PRC, to enter into the organic fertilizer business and for other general corporate purposes. We cannot specify with certainty the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, and the amount of cash generated or used by our operations and competition. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We have no current intentions to acquire any other businesses. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

 DIVIDEND POLICY

We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

In addition, due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.  The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our common stock.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2010 (unaudited) on:

•	an actual basis;

•
on a pro forma, as adjusted, basis, to give effect to our receipt of estimated net proceeds from the sale of ______ shares of common stock (excluding the _____ shares which the underwriters have the option to purchase to cover over-allotments, if any) in this offering at an assumed public offering price of $____ per share, and after deducting estimated underwriting discounts and commissions and estimated offering costs and expenses aggregating approximately $_______.

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2010
	Actual	Pro Forma, as Adjusted
Stockholders’ equity:
Common stock ($0.001 par value; 10,000,000 shares authorized, 6,643,078 shares issued and outstanding on an actual basis; and ________ shares issued and outstanding on a pro forma, as adjusted, basis (1)	6,643
Additional paid-in capital	6,174,332
Appropriation of retained earnings (reserves)	2,563,401
Accumulated other comprehensive income	2,189,981
Noncontrolling interest	202,192
Retained earnings	7,189,261
Total stockholders’ equity	$18,325,810	$
Total capitalization	$19,603,413	$

___________________

(1)
The number of shares of our common stock shown above to be outstanding after this offering is based on (i) 6,643,078 shares of common stock issued and outstanding as of March 31, 2010; and (ii) _______ shares of common stock to be issued in the public offering (excluding the underwriters' over-allotment option of up to __________ shares).

MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of our common stock on the [NASDAQ Capital Market].

Holders

As the date hereof, there are 7,144,071 shares of common stock issued and outstanding.  There are approximately 72 shareholders of our common stock.

Transfer Agent and Registrant

Our transfer agent is Corporate Stock Transfer, at the address of 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209. Its telephone number is (303) 282-4800.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our stockholders to do so.

DILUTION

If you invest in our common stock, your investment will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of March 31, 2010 was $______, or $_____ per share (unaudited), based on _______ shares of common stock outstanding.  Investors will incur further dilution from (i) assuming the sale by us of _______ shares of common stock offered in this offering at an assumed public offering price of $_____ per share, and after deducting the estimated underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2010 would have been $_______, or $____ per share.  This represents an immediate increase in net tangible book value of $_____ per share to our existing stockholders and an immediate dilution of $______ per share to the new investors purchasing our common stock in this offering.

The following table illustrates this per share dilution:

Public offering price per share	$
Net tangible book value per share as of March 31, 2010	$

Net tangible book value per share after this offering	$

Dilution per share to new public investors	$

The following table sets forth, on an as adjusted basis as of March 31, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $____ per share of our common stock:

	Shares Purchased			Total Cash Consideration
	Number	Percent		Amount	Percent		Average Price Per Share
Existing stockholders	6,643,078		%	$		%	$
New investors from public offering			%	$		%	$
Total		100%			$100%

The total consideration amount for the common stock held by our existing stockholders includes total cash paid for our outstanding common stock as of March 31, 2010.  If the underwriters' over-allotment option of _____ shares of common stock is exercised in full, the number of shares held by existing stockholders will be reduced to ____% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to ______ shares, or _____%, of the total number of common stock outstanding after this offering.

The discussion and tables above are based on (i) 6,643,078 shares of common stock issued and outstanding as of March 31, 2010; and (ii) _______ shares of common stock issued in the public offering (excluding the underwriters’ over-allotment option of up to ________ shares).  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the six months ended March 31, 2010 and 2009, and for the fiscal years ended September 30, 2009 and 2008, should be read in conjunction with the Selected Consolidated Financial Data, our financial statements, and the notes to those financial statements that are included elsewhere in this prospectus.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

Through Jiangxi Huaxin, we engage in the business of breeding and raising commercial hogs in the PRC. We are the largest breeder in China Jiangxi province. We own 21 hog farms with approximately 90,000 pigs in aggregate.  These farms are located in Jiangxi provinces. We sell live hogs in one of China’s wealthiest regions Guangdong province, which has China’s highest hog prices as well as deep pork consuming cultures.

Recent Events

On March 29, 2010, we acquired SCLI, in a reverse acquisition transaction, which involved a financing transaction and a share exchange transaction. In accordance with a Share Exchange Agreement dated March 29, 2010, which we refer to as the Exchange Agreement, by and among us, SCLI, and the shareholders of SCLI, we acquired 100% of the issued and outstanding shares of SCLI in exchange for 5,623,578 shares or 99.97% of our common stock issued and outstanding after the closing of the share exchange transaction, thereby making SCLI our wholly owned subsidiary. Pursuant to the terms of the Exchange Agreement, Shelia Hunter, the sole shareholder of the Company, cancelled a total of 98,500 shares of common stock of the Company. Further, the prior officer and director of the Company resigned and new officers and directs were appointed.

In the related financing transaction, on March 29, 2010, March 31, 2010, April 30, 2010 and May 6, 2010, we completed a private placement of investment units (the “Units”) for a total of $7,594,965, each Unit consisting of two (2) shares of common stock and four-year warrants to purchase one (1) share of our common stock, at an exercise price of $5.50 per share (the “Investor Warrants”). In the aggregate, we issued 1,518,993 shares of common stock and Investor Warrants to purchase a total of 759,497 shares of common stock in this financing. Rodman & Renshaw, LLC (“Rodman”) acted as the lead placement agent and Newbridge Securities Corporation (“Newbridge”) acted as the co-placement agent, (collectively, the “Placement Agents”) in connection with the financing transaction. For the placement agent services, we paid a cash commission equal to 6.5% of the aggregate gross proceeds of the Units sold and issued four-year warrants to purchase 92,564 shares of common stock (“Agent Warrants”, together with the “Investor Warrants,” collectively refer to as the “Warrants”), exercisable at any time at a price equal to $5.50 per share.  The Agent Warrants have registration rights identical to the registration rights afforded to the investors in the Offering.  We also agreed to pay the Placement Agents a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of any warrants sold in the Offering, equal to 8% of the aggregate cash exercise price received by the Company upon such exercise. We further agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act.  We paid for the out-of-pocket expenses of $40,000 incurred by the Placement Agents.

On April 5, 2010, Jiangxi Huaxin entered into an agreement to acquire, for $1.4 million, a total of 615 sows and 5,800 commercial hogs. Under this agreement, Jiangxi Huaxin will pay by installments with a down payment of 51%, or $714,000 within one (1) week of the registration of sale of the hog farm. The remaining 49%, or $686,000 will be paid by December 31, 2010. Jiangxi Huaxin also entered into an agreement to acquire for $100,000 the land use rights to the 25,000 square-meter tract of land located in Zhongtongshidu Village, Yujian County, Jiangxi Province on which the hogs are presently located and certain other assets.  Under this agreement, Jiangxi Huaxin will pay by installments with a down payment of 51%, or $51,000 within one (1) week of the registration of assignment of the land use rights. The remaining 49%, or $49,000 will be paid by December 31, 2010.

On April 18, 2010, Jiangxi Huaxin has entered into an agreement to acquire, for $1.33 million, a total of 586 sows and 5,518 commercial hogs. Under this agreement, Jiangxi Huaxin will pay by installments with a down payment of 51%, or $678,000 within one (1) week of the registration of sale of the hog farm. The remaining 49%, or $652,000 will be paid by December 31, 2010. Jiangxi Huaxin also entered into an agreement to acquire for $100,000 the land use rights to the 25,000 square-meter tract of land located in Zhongtongshidu Village, Yujian County, Jiangxi Province on which the hogs are presently located and certain other assets.  Under this agreement, Jiangxi Huaxin will pay by installments with a down payment of 51%, or $51,000 within one (1) week of the registration of assignment of the land use rights. The remaining 49%, or $49,000 will be paid by December 31, 2010.

CRITICAL ACCOUNTING POLICIES, ESTIMATES AND ASSUMPTIONS

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues and expenditures, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include revenues recognition, valuation of inventories and provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this Report reflect the more significant judgments and estimates used in preparation of our financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

A. Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

B. Construction in Progress

Construction in progress represents buildings under construction and plant and equipment pending installation as of September 30, 2009 and 2008, and is stated at cost. Cost includes construction of buildings, acquisitions and installation of equipment, and interest charges arising from borrowings used to finance assets during the period of construction or installation and testing. No provision for depreciation is made on assets under construction until such time as the relevant assets are completed and ready for their intended commercial use.

C. Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

Buildings	10 – 50 years
Machinery and equipment	10 – 30 years
Motor vehicles	10 years

D. Long-Lived Assets

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144” codified as ASC 360), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121 codified as ASC 360, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 codified as ASC 360. SFAS 144 codified as ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 and 2007 there were no significant impairments of its long-lived assets.

E. Value Added Tax

According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from Value Added Tax (“VAT”). As a result, the Company was not subject to VAT for the fiscal years ended September 30, 2009 and 2008, respectively.

F. Income Tax

The Company utilizes SFAS No. 109 codified as ASC740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from income tax. As a result, the Company was not subject to income tax for the fiscal years ended September 30, 2009 and 2008, respectively.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

G. Government Subsidies

The Company records as income government subsidies when received from local government authority which are not subject to future return or reimbursement. Government subsidies received a total of $149,168 and $1,189,506 for the years ended September 30, 2008 and 2009.

H. Foreign Currency Translation

The Company follows SFAS No. 52 codified as 830, “Foreign Currency Translation”, for both the translation and re-measurement of balance sheet and income statement items into U.S. dollars. Resulting translation adjustments are reported as a separate component of accumulated comprehensive income (loss) in stockholders’ equity.

The Company maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date. Any translation gains (losses) are recorded in exchange reserve as a component of shareholders’ equity. Income and expenditures are translated at the average exchange rate of the year.

	2009	2008
Year-end RMB : US$ exchange rate	6.8290	6.8183
Average RMB : US$ exchange rate	6.8333	7.0987

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “Unified Exchange Rate”). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China (“PBOC). Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier’s invoices, shipping documents and signed contracts.

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

I. Revenue Recognition

The Company recognizes revenue when the live hogs ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, live hogs has been loaded on the transportation delivery note has been signed, the sales price is fixed and determinable, and collectability is reasonably assured.

J. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates reflected in the Company’s financial statements include collectability of account receivable, value of live hogs, useful lives and impairment of property and equipment. Actual results when ultimately realized could differ from those estimates and the differences could be material.

K. Employees’ Benefits

Mandatory contributions are made to the Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

L. Comprehensive Income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported as a component of the consolidated statements of shareholders’ equity.

M. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its customers, but does not require collateral. In order to determine the value of the Company’s accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable.

N. Shipping and Handling Costs

Shipping and handling costs are classified as cost of sales and are expensed as incurred. For the years ended September 30, 2008 and 2009, shipping and handling cost included in selling and marketing expenses were $7,718 and $5,582.

O. Advertising Costs

Advertising costs are expensed as incurred. For the years ended September 30, 2008 and 2009, advertising costs were $6,641 and $4,945.

P. Segment Report

The Company has one operating segment as of and for the years ended September 30, 2008 and 2009. The Company’s chief operating decision maker has been identified as the Company’s Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company operates primarily in the PRC and all of the Company’s long-lived assets are located in the PRC.

Q. Fair Value of Financial Instruments

The carrying value of financial instruments including cash, receivables, accounts payable, amount due to/(from) shareholders and accrued expenses, approximates their fair value at September 30, 2009 and 2008 due to the relatively short-term nature of these instruments.

R. Net Income per Common Share

Net income per common share is computed in accordance with SFAS No. 128, which is codified as ASC 260. “Earnings Per Share”. Basic earnings per common share is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted-average shares outstanding assuming conversion of all potentially dilutive convertible securities.

S. Contingent Liability

The Companies declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof. In the event that the taxing authorities assess the company for these taxes, they will be recorded as appropriate, depending on whether the these amounts can be recovered from the stockholders or not.

Recent Accounting Pronouncements

On December 4, 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS No. 141(R)”), “Business Combinations”, which is codified as ASC 805, and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is codified as ASC 810.  ASC 805 improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. To achieve this goal, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  ASC 805 also will reduce the complexity of existing GAAP. The newly issued standard includes both core principles and pertinent application guidance, eliminating the need for numerous EITF issues and other interpretative guidance.  ASC 810 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way - as equity in the consolidated financial statements. Moreover, ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions.  The two standards will be effective for fiscal years beginning after December 15, 2008 and earlier adoption is prohibited.  The Company is currently evaluating the impact of ASC 805 and ASC 810 on its financial position and results of operations following adoption.

On March 8, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”, which is codified as ASC 815.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company is currently evaluating the impact of ASC 815 on its financial position and results of operations following adoption.

In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets”, which is codified as ASC 350.  ASC 350 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  ASC 350 is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the impact of ASC 350 on its financial position and results of operations following adoption.

In June 2008, the FASB ratified EITF Issue No. 08-3, “Accounting for Lessees for Maintenance Deposits Under Lease Arrangements” (EITF 08-3), which is codified as ASC 840.  ASC 840 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. ASC 840 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of ASC 840 on its consolidated financial position and results of operations.

In October 2008, the Company adopted SFAS No.157, “Fair Value Measurements”, which is codified as ASC 820.  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements.  The adoption of the provisions of ASC 820 related to financial assets and liabilities, and other assets and liabilities that are carried at fair value on a recurring basis do not have a significant impact on the Company’s consolidated financial position, results of operations and cash flows.  The FASB provided for a one-year deferral of the provisions of ASC 820 for non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a non-recurring basis.  Accordingly, the Company is still evaluating the impact of the provisions of ASC 820 for non-financial assets and liabilities and is not yet in a position to determine such effects.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”, which is codified as ASC 860.  ASC 860 requires public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities.  ASC 860 is effective for the first reporting period ending after December 15, 2008. The Company is currently evaluating the impact of ASC 860 on its financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”, which is codified as ASC 805.  ASC 805 amends and clarifies FASB Statement No. 141 (revised 2007), “Business Combinations”, to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  ASC 805 shall be effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the effect of ASC 805 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (SFAS No. 166”).  SFAS No. 166 has not yet been codified in the FASB Accounting Standards Codification.  SFAS No. 166 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  SFAS No. 166 is applicable for annual periods after November 15, 2009 and interim periods therein and thereafter. The Company is currently evaluating the effect of SFAS No. 166 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810.  ASC 810 requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a Variable Interest Entity (“VIE”).  Under ASC 810, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.  ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.  ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities.  ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  ASC 810 is effective for the Company in the first quarter of fiscal 2011. The Company is currently evaluating the effect of ASC 810 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles”, which is codified as ASC 105.  ASC 105 establishes the “FASB Accounting Standards Codification” (“Codification”), which officially launched July 1, 2009, to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification.  Generally, the Codification is not expected to change U.S. GAAP. All other accounting literature excluded from the Codification will be considered non authoritative.  ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has adopted ASC 105 for the quarter ending September 30, 2009.  The adoption of this Statement will not impact the financial position and results of operation, as it only required disclosures.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”.  This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820.  The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. The guidance provided in this Update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this Update did not have a significant impact to the Company’s financial position and results of operation.

RESULTS OF OPERATIONS

Results of Operations for the Six Months Ended March 31, 2010 Compared to the Six Months Ended March 31, 2009

The following table sets forth a summary of certain key components of our results of operations for periods indicated in dollars and as a percentage of revenues.

	For The Six Months Ended March 31,
	2010		2009		Change in %
Net revenue	$19,396,780	100%	$17,254,430	100%	12.4%
Cost of revenue	$16,350,349	84.3%	$13,259,158	76.8%	23.3%
Gross profit	$3,046,431	15.7%	$3,995,272	23.2%	(23.7)%
Operating expenses	$207,302	1.1%	$301,499	1.7%	(33.4)%
Income from operations	$2,839,129	14.6%	$3,693,773	21.4%	(23.0)%
Government subsidies	$382,117	2.0%	$362,295	2.1%	5.5%
Income before income tax (provision) benefit	$3,282,065	16.9%	$4,139,155	24.0%	(20.6)%
Income tax provision	$-	-	$-	-	N/A
Net income	$3,282,065	16.9%	$4,139,155	24.0%	(20.6)%
Net income attributable to Expedite 4 Inc.	$3,215,7941	16.6%	$4,056,407	23.5%	(20.6)%

Net Revenue

For the six months ended March 31, 2010, our net revenue increased 12.4% to $19,396,780 from $17,254,430 for the six months ended March 31, 2009. During the six months ended March 31, 2010, we sold hogs for approximately 10,994,000 kilograms, representing an increase of 16.9% from approximately 9,405,000 kilograms for the comparable period in 2009. The average unit selling price decreased 3.8% from RMB12.53 to RMB12.05 per kilogram due to higher competition in PRC hog market in 2009.

Cost of Revenue

As our cost of revenue consists primarily of the fodder expense, we have limited influence on such cost. The price of fodder is determined solely by suppliers and the price of grain. We will continue to strengthen our relationship with suppliers. The cost of revenue increased by 23.3% from $13,259,158 for the six months ended March 31, 2009 to $16,350,349 for the six months ended March 31, 2010. The average unit cost increased 5.4% from RMB9.63 to RMB10.15 per kilogram.

Operating Expense

Operating expense includes overhead expenses such as rent, management and staff salaries, general insurance, marketing and offices expenses. Operating expenses decreased 31.2% from $301,499 to $207,302 primarily as a result of the Company’s efforts in controlling costs.

Income tax provision and government subsidies

PRC has the world's largest and most profitable markets for hog production with approximately 600 million hogs produced annually. More than 1.2 billion Chinese consume pork as their primary source of meat, 65% of all meat consumed in the PRC is pork. Chinese consumers consume more pork each year than the rest of the world combined. Pork production in China is a key political, social and security issue for consumers. The PRC government supports hog producers with preferred tax status and subsidies, insurance, vaccines and land use grants. According to PRC tax laws and regulations, the business of agricultural breeding of livestock was exempt from Enterprise Income Tax (EIT) and Value Added Tax (“VAT”). With the effort from the government support on hog producers during recent year, the government subsidies increased to $382,117 from $362,295 for the same period in 2009

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth the summary of our cash flows for the six months ended March 31, 2010 and 2009.

	Six Months Ended March 31,
	2010	2009

Net cash provided by operating activities	$4,522,934	$5,053,199
Net cash used in investing activities	$(448,880)	$(219,263)
Net cash provided by (used in)for financing activities	$262,368	$(7,359,014)
Effect of exchange rate changes on cash	$452	$(7,267)
Cash and cash equivalents at beginning of period	$1,201,160	$3,551,320
Cash and cash equivalents at end of period	$5,538,034	$1,018,975

Operating Activities

During the six months ended March 31, 2010, net cash provided by operating activities was $4,522,934, as compared to net cash used for operating activities of $5,053,199 in the six months ended March 31, 2009.  This decrease was primarily due to a decrease of net income from $4,139,155 for the six months ended March 31, 2009 to $3,282,065 in the comparable period in 2010.

Investing Activities

During the six months ended March 31, 2010, net cash used in investing activities was $448,880, as compared to $219,263 of net cash used by investing activities for the comparable period in 2009. The increase was primarily due to an increase in the amount of purchase of biological assets from $318,194 to $476,716 and purchase of property and equipment from $0 to $92,389.

Financing Activities

During the six months ended March 31, 20010, net cash provided by financing activities was $262,368, mainly due to $3,469,016 proceeds from issue common shares and $3,406,648 repayment of loan from shareholders. During the six months ended March 31, 2009, net cash used in financing activities was $7,359,014, mainly due to $5,677,680 repayment of loan from shareholders and dividend paid $1,701,334.

Our total cash and cash equivalents increased to $5,538,034 as of March 31, 2010, as compared to $1,018,975 as of March 31, 2009.

Results of Operations for the Fiscal Year Ended September 30, 2009 Compared To the Fiscal Year Ended September 30, 2008

The following table sets forth a summary of certain key components of our results of operations for periods indicated in dollars and as a percentage of revenues.

	For The Year Ended September 30,
	2009		2008		Change in %
Net revenue	$32,140,033	100%	$38,001,599	100%	(15)%
Cost of revenue	$25,803,016	80%	$22,539,050	59%	14%
Gross profit	$6,337,017	20%	$15,462,549	41%	(59)%
Operating expenses	$458,300	1%	$491,831	1%	(7)%
Income from operations	$5,878,717	18%	$14,970,718	39%	(61)%
Government subsidies	$1,189,506	4%	$149,168	0%	697%
Income before income tax (provision) benefit	$7,174,710	22%	$15,428,911	40%	(53)%
Income tax provision	$-	N/A	$-	N/A	N/A
Net income	$7,031,348	22%	$15,121,018	40%	(53)%

Net Revenue

For the year ended September 30, 2009, our net revenue decreased 15% to $32,140,033 from $38,001,599 for the year ended September 30, 2008. During the fiscal year 2009, we sold hogs for approximately 18,576,000 kilograms, representing an increase of 5.79% from approximately 17,560,000 kilograms for the year ended September 30, 2008. The average unit selling price decreased 23.05% from approximately $2.53 to $1.95 per kilogram mainly due to the outbreak of H1N1 influenza, which affected the live hog spot prices and the hog breeding industry, as well as to the increase in competition in the PRC hog market in 2009.

Cost of Revenue

As our cost of revenue consists primarily of the fodder expense, we have limited influence on such cost. The price of fodder is determined solely by suppliers and the price of grain. We will continue to strengthen our relationship with suppliers. The cost of revenue increased by 14% from $22,539,050 for the year ended September 30, 2008 to $25,803,016 for 2009. The average unit cost increased 4% from $1.50 to $1.56 per kilogram.

Operating Expenses

Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing and offices expenses. Operating expenses decreased 7% from $491,831 to $458,300 primarily as a result of the Company’s efforts in controlling costs.

Income tax provision and government subsidies

PRC has the world’s largest and most profitable markets for hog production with approximately 600 million hogs produced annually. More than 1.2 billion Chinese consume pork as their primary source of meat, 65% of all meat consumed in the PRC is pork. Chinese consumers consume more pork each year than the rest of the world combined. Pork production in China is a key political, social and security issue for consumers. The PRC government supports hog producers with preferred tax status and subsidies, insurance, vaccines and land use grants. According to PRC tax laws and regulations, the business of agricultural breeding of livestock was exempt from Enterprise Income Tax (EIT) and Value Added Tax (“VAT”). With the effort from the government support on hog producers during recent year, the government subsidies increased 696% from $149,168 to $1,189,506 year to year.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth the summary of our cash flows for the years ended September 30, 2009 and September 30, 2008.

	Year Ended September 30,
	2009	2008

Net cash provided by operating activities	$8,809,604	$15,422,012
Net cash (used in) provided by investing activities	(30,679)	156,381
Net cash used for financing activities	(11,122,113)	(14,567,899)
Effect of exchange rate changes on cash	(6,972)	271,992
Cash and cash equivalents at beginning of period	3,551,320	2,268,834
Cash and cash equivalents at end of period	1,201,160	3,551,320

Operating Activities

During the year ended September 30, 2009, net cash provided by operating activities was $8,809,604, as compared to net cash provided by operating activities of $15,422,012 for the year ended September 30, 2008.  This decrease was primarily due to the decrease in net income from $15,121,018 to $7,031,348.

Investing Activities

During the year ended September 30, 2009, net cash used in investing activities was $30,679, as compared to $156,381 of net cash provided by investing activities for the comparable period in 2008. The decrease was primarily due to an increase in the amount of proceeds from disposal of biological assets from $434,471 to $283,541.

Financing Activities

During the year ended September 30, 2009, net cash used in financing activities was $11,122,113, as compared to $14,567,899 for the comparable period in 2008. The decrease of net cash used was primarily due to the repayments of stockholder loans and dividends paid to stockholders during the year ended September 30, 2008.

Our total cash and cash equivalents decreased to $1,201,160 as of September 30, 2009, as compared to $3,551,320 as of September 30, 2008.

OFF-BALANCE SHEET ARRANGEMENTS

There were no off-balance sheet arrangements during the year ended September 30, 2009 that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

Quantitative and Qualitative Disclosure Regarding Market Risk

Interest Rate Risk

We may face some risk from potential fluctuations in interest rates, although our debt obligations are primarily short-term in nature, but some bank loans have variable rates. If interest rates have great fluctuations, our financing cost may be significantly affected.

Foreign Currency Risk

Substantially all of our operations are conducted in the PRC and our primary operational currency in Chinese Renminbi (“RMB”). As a result, currently the effect of the fluctuations of RMB exchange rates only has a minimal impact on our business operations, but will be increasingly material as we introduce our products widely into new international markets. Substantially all of our revenues and expenses are denominated in RMB. However, we use the United States dollar for financial reporting purposes. Conversion of RMB into foreign currencies is regulated by the People’s Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the RMB, there can be no assurance that such exchange rate will not again become volatile or that the RMB will not devalue significantly against the U.S. dollar. Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from our operations in the PRC.

Country Risk

The substantial portion of our assets and operations are located and conducted in China. While the PRC economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

We were incorporated under the laws of Delaware on September 27, 2007 as a blank check company.  On March 29, 2010, we acquired SCLI in a reverse acquisition transaction, which involved a financing transaction and a share exchange transaction which are more fully described below.

Background and History of SCLI

SCLI was incorporated in the State of Nevada on July 28, 2009 as the indirect U.S. holding company for Beijing Huaxin and Beijing Huaxin’s subsidiaries, which are in the business of breeding and raising commercial hogs in Jiangxi province of China. SCLI’s wholly owned subsidiary, Mayson International acquired Mayson Enterprises, which was incorporated on July 25, 2008 under the laws of British Virgin Islands. On August 1, 2008, Mayson Enterprises acquired Mayson Holdings, a Hong Kong limited liability company. On September 9, 2008, Mayson Holdings established Beijing Huaxin, a wholly foreign-owned enterprise under the PRC laws. On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. Dengfu Xu, Mr. Luping Pan, Mr. Mude Pan, Mr. Genkai Zhang, Mr. Xianyue Li, Mr. Min Yang and Ms. Jianying Xu, who are the former shareholders of Jiangxi Huaxin, pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. Dengfu Xu kept the 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. Dengfu Xu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin.

SCLI, through its operating subsidiary Jiangxi Huaxin, is in the business of breeding, raising and selling live hogs in the PRC. Jiangxi Huaxin was established in 2005, as a result of a merger of several hog farms and consequent acquisitions, each with more than ten years of operating history. Jiangxi Huaxin currently operates 7 subsidiaries with 19 breeding farms and owns approximately 90,000 hogs in the aggregate. The headquarters of Jiangxi Huaxin is located in southwest China in Yingtan City, Jiangxi province.  Jiangxi Huaxin’s hog breeding farms are located throughout Jiangxi province, and Jiangxi Huaxin is the largest hog breeder in Jiangxi province.

Mr. Liqiang Song owned 9,000,000 shares of SCLI, which represent 90% of the issued and outstanding shares of SCLI, and received 4,388,016 shares of common stock from the Company pursuant to the Exchange Agreement. On February 10, 2010, Liqiang Song entered into earn-in agreements with ten (10) individuals pursuant to which these individuals have the right to exercise their call rights for a total of 4,386,408 shares subject to the fulfillment of certain conditions.  Dengfu Xu and Luping Pan, who were appointed as our officers and/or directors following the share exchange transaction, have the right to exercise their call rights for a total of 1,801,795 shares of the Company’s common stock subject to the following conditions:  (1) 20% of the earn-in shares subject to the call right shall vest and become exercisable on the date that the individuals enters into an employment agreement with Beijing Huaxin for a term of not less than 3 years (“Condition 1”), (2) 30% of the earn-in shares subject to the call right shall vest and become exercisable on the Effective Date of the Registration Statement (“Condition 2”), and (3) 50% of the earn-in shares subject to the call right shall vest and become exercisable on the date of fulfillment of the 2010 net income of SCLI of a minimum of $6,000,000 (“Condition 3”). The additional eight (8) individuals have the right to exercise their call rights for the remaining 2,584,613 shares of the Company’s common stock subject to the following conditions:  (1) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 2, and (2) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 3.  The call right is exercisable at an exercise price of $0.01 per share (par value of the shares of SCLI) for a period of five years commencing from 180 days subsequent to the closing of the share exchange transaction.

The following chart reflects our organizational structure as of the date of this prospectus.

Acquisition of SCLI and Related Financing

On March 29, 2010, we acquired SCLI in a reverse acquisition transaction, which involved a financing transaction and a share exchange transaction. In accordance with a Share Exchange Agreement dated March 29, 2010, which we refer to as the Exchange Agreement, by and among us, SCLI, and the shareholders of SCLI, we acquired 100% of the issued and outstanding shares of SCLI in exchange for 5,623,578 shares or 99.97% of our common stock issued and outstanding after the closing of the share exchange transaction, thereby making SCLI our wholly owned subsidiary. Pursuant to the terms of the Exchange Agreement, Shelia Hunter, the sole shareholder of the Company, cancelled a total of 98,500 shares of common stock of the Company. Further, the prior officer and director of the Company resigned and new officers and directors were appointed to the Company.

In the related financing transaction, on March 29, 2010, March 31, 2010, April 30, 2010 and May 6, 2010, we completed a private placement of investment units (the “Units”) for a total of $7,594,965, each Unit consisting of two (2) shares of common stock and four-year warrants to purchase one (1) share of our common stock, at an exercise price of $5.50 per share (the “Investor Warrants”). In the aggregate, we issued 1,518,993 shares of common stock and Investor Warrants to purchase a total of 759,497 shares of common stock in this financing. Rodman & Renshaw, LLC (“Rodman”) acted as the lead placement agent and Newbridge Securities Corporation (“Newbridge”) acted as the co-placement agent (collectively, the “Placement Agents”) in connection with the financing transaction. For the placement agent services, we paid a cash commission equal to 6.5% of the aggregate gross proceeds of the Units sold and issued four-year warrants to purchase 92,564 shares of common stock (“Agent Warrants”, together with the “Investor Warrants,” collectively refer to as the “Warrants”), exercisable at any time at a price equal to $5.50 per share.  The Agent Warrants have registration rights identical to the registration rights afforded to the investors in the Offering.  We also agreed to pay the Placement Agents a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of any warrants sold in the Offering, equal to 8% of the aggregate cash exercise price received by the Company upon such exercise. We further agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act.  We paid for the out-of-pocket expenses of $40,000 incurred by the Placement Agents.

Additionally, our majority shareholder, Liqiang Song, and our management,  Dengfu Xu, Luping Pan, Shu Kaneko and Xin Zhao (the “Lock-Up Shareholders”), entered into lock-up agreements with us whereby the Lock-Up Shareholders agreed they will not, offer, pledge, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock during the period beginning on and including the date of the final closing of the aforementioned financing transaction for a period of eighteen (18) months.

OUR BUSINESS

Overview

We are a holding company that operates through our PRC operating company Jiangxi Huaxin, which is in the business of breeding and raising commercial hogs in Jiangxi province of PRC. Jiangxi Huaxin was incorporated as a limited liability company in 2005 under the laws of the PRC and it is developed into the largest breeder in China Jiangxi province. We own 21 hog farms with approximately 90,000 pigs in aggregate.  These farms are located in Jiangxi provinces. We sell live hogs in one of China’s wealthiest regions Guangdong province, which historically has China’s highest hog prices and a pork consuming culture.

Market Summary

General

China is the world’s largest hog producer and pork consumer and dominates the global pig meat market.  According to statistics from the US Department of Agriculture, China produces 50% of all the pig meat production in the world. For 2009, China is expected to produce close to 47.0 million metric tons of an estimated world production of approximately 95.0 million metric tons.

According to a 2008 Agricultural Report published by Purdue University, China’s pork production in 2009 is forecast to grow at 3% to 46.8 million metric tons up from the 2008 production of approximately 45.6 million metric tons.  China had approximately 592 million heads of hogs at the end of 2008, up from 2006 and 2007.  Production in those years was affected by PRRS (Blue Ear Disease).  This disease is now effectively under control and did not have a negative effect on China’s hog production in 2009.  During late 2007 and the first half of 2008, short pork supplies pushed prices up sharply. Increased food prices were major factors in the rise of China’s consumer price index.

China consumes over 450 million hogs a year.  In terms of meat consumption in China, beef accounts for approximately 9%, poultry for approximately 21% and pork for approximately 65% of total China consumption, according to the National Statistics Bureau of China.  China’s pork consumption is forecasted to increase to 47.0 million metric tons up from 44.9 million metric tons in 2008, an increase of about 3%. Projected pork demand by 2015 is estimated to approach 68.0 million metric tons, an increase of 45%.  A comparison of pork and total meat consumption in China from 1996 to 2008 is shown in a chart below:

* From China National Bureau of Statistics
** In 10,000 Ton Units

Urbanization and consequent growth of the middle class (estimated 250 million people in 2008) along with PRC policies protecting the swine industry reflect the importance of hog production as a social, economic and security issue for the consumer market in China.  China has enacted a number of laws to induce swine production. On January 1, 2008, the State Council announced a new regulation exempting companies involved in hog growing from corporate income tax. Additionally, the Food Safety Law, which became effective on June 1, 2009, allowed the government to take affirmative action aimed at strengthening the food safety control “from the production line to the dining table.” The PRC Government is creating a hog futures exchange to permit hedging of contracts.  It is expected to be operational in the near future.  Further, the Government maintains a “Strategic Meat Reserve” that is stocked predominantly with pork reserves.  These policies and programs underline the strategic value that the central PRC Government places on hog production.

In addition, a combination of increase in population and rise in the average disposable income creates growth in demand for pork products. A growing middle class increases demand for pork products and helps long term price appreciation. While pork spot prices fluctuate, especially recently with the psychological effect of the “swine flu”, the overall long term price trends are expected to continue to move up in the foreseeable future. In the second quarter of 2009 when the provincial live hog spot prices reached $1.48 - $1.65 per kilogram, China Commerce Ministry announced that it would increase its frozen pork reserves.  This measure was widely interpreted as the government’s attempt to protect pig farms from wild price fluctuations. With the Chinese government’s new measures, the prices recovered to about $2.06 per kilogram.

Breeding Hogs

According to the Foreign Agricultural Services [FAO-UN, http://www.99sj.com/News/182384.htm], the PRC is the world’s largest producer of pork and pork is the most widely-consumed meat in the PRC.  There are over 40 local pig breeds in China.  Chinese farms are looking to import foreign breeds that may improve the genetic profile of the PRC’s hog population, with the result being healthier animals and lower production costs.

Meat hogs production in the PRC is dominated by backyard farms (those that sell 5-10 hogs annually) and small farms (those that sell less than 100 hogs annually).  These farms accounted for an estimated 75% of all PRC hog production during 2008.  These farms sell their products to local rural markets.  The remaining 25% of the PRC’s hog production comes from larger farms - those that sell between 100 and 500 heads a year - 21% of the total market, those that sell between 500 and 10,000 heads account for an additional 3% and estimated that those that sell above 10,000 hogs account for the remaining 2% of the annual production.

Production

We engage in the business of breeding and raising hogs and piglets, then distributing them to trading agencies and pork distributors in the PRC.  We generate revenue primarily from the sale of hogs.  Since commencing operations in 2005, Jiangxi Huaxin has developed into the largest breeder in Jiangxi Province.  Jiangxi Huaxin controls each phase of pre-slaughter pork production in the following manner:

•	We breed and raise high quality breeding sows on our own facilities.

•	We breed the sows’ piglets and raise the piglets until they are marketable as hogs.

•	When the piglets mature, we then distribute the mature hogs to trading agencies, slaughter facilities, pork distributors, and other customers mainly in Shenzhen, Jiangxi and Shanghai cities in PRC.

Raw materials and suppliers

Feed is the most significant cost of operating a hog farm.  Hog farms of Jiangxi Huaxin purchase feed products and raw materials such as corn and soybeans from several feed suppliers under short-term contracts.  Below are our top three (3) feed suppliers:

	Name of Suppliers	For the Year Ended September 30, 2009 (Approximately)		For the Year Ended September 30, 2008 (Approximately)
		Amount ($)	Percentage	Amount ($)	Percentage
1	Yujiang Huangguizhen Feed Agency	19.1 million	82%	19.4 million	87%
2	Yingtan Tongxiaojin Feed Agency	1.1 million	5%	1.3 million	6%
3	Yujiang Qiuzhen Feed Agency	1.1 million	5%	0.5 million	2%
	Total	21.3 million	92%	21.2 million	95%

Our production cycle is approximately five months, and a breeding pig can give birth 2.2 times a year on average. A breeding pig can bear 10-12 piglets every five months, and breed for four years. The best time to sell hogs is when they grow to 115 to 125 Kg (Approximately 253 lbs – 275 lbs). We do not own or operate slaughterhouses. Our annual production in 2009 was approximately 170,000 heads, up from approximately 145,000 heads in 2008.  We do not need to spend on marketing since we provide a commodity product and the prices are set by the general market.  We can sell any quantity of our live hogs without any marketing efforts.

The breakdown of the cost of breeding

Pig breeding cost includes feed, piglet, labor, epidemic prevention and fixed depreciation. It costs us about $177 to raise a hog before selling it to the trading agencies.  This cost is comprised of approximately $129 of feed costs, $29 of piglet costs (amortized from breeding pigs), $6 of labor, $7 of epidemic prevention (and other miscellaneous veterinarian expenses) and $6 in depreciation.

The chart below represents approximate breakdown of breeding expenses:

Reserve Base Status

Our main farm, Baita Farm, was appointed as a “State Livestock Reserve Base” by State Ministry of Commerce in 2007 for its good quality of meat and high efficiency of operation. We are the first enterprise to be awarded with this qualification in Jiangxi province.

Location and its advantage

We are located in Jiangxi Province, which is in the mid-southern part of China. Because of its rural location, we enjoy low costs of land, materials and labor, which translate into lower end-product costs and thus competitive advantage. Also, our location is very advantageous because it is surrounded by rice, vegetable and other farms. As a part of the future growth plan for 2010 and 2011, we plan to make and sell organic fertilizer to the local farms. This new business will potentially solve the Company’s growing problem of manure disposal and create an additional profit source.

Sales and Marketing

We sell hogs to trading agencies mainly in Shenzhen, Jiangxi and Shanghai cities in China. We have been named an “Agriculture Production Base” by Shenzhen Agricultural Bureau. Seventy percent of our products are sold to Shenzhen city in China. In 2008 and 2009, nearly all of our hogs were sold to three government-affiliated trading companies in Shenzhen, Jiangxi and Shanghai as indicated in the chart below:

	Customers	For the Year ending September 30, 2009 (Approximately)		For the Year ending September 30, 2008 (Approximately)
		Amount ($)	Percentage	Amount ($)	Percentage
1	Shenzhen Dexing Food Development Co.	24.1 million	75%	27.0 million	71%
2	Jiangxi Guohong Food Development Co.	4.2 million	13%	6.5 million	17%
3	Shanghai Fuxing Food Development Co.	3.2 million	10%	4.1 million	11%
	Total	31.5 million	98%	37.6 million	99%

We have established long-term partnership with the three companies above to sell most of our inventory as it becomes ready for sale. We have entered into a sales contract with Shenzhen Dexing Food Development Co., which committed to purchase a total of 600,000 hogs per year commencing from March 24, 2009 for a period of three (3) years.

One of our main farms, Baita Farm, was appointed as “State Livestock Reserve Base” by the Ministry of Commerce for its good quality of breeding in 2007.  Therefore, the company enjoys government insurance of approximately $9.88 per head for all the sows. In China, it is customary to settle live hogs sales with cash and equivalents, virtually eliminating account receivables.

Competition

The hog production business in the PRC is highly segmented.  Meat hog production in the PRC is dominated by backyard farms (those that sell 5-10 hogs annually) and small farms (those that sell less than 100 hogs annually). These farms accounted for an estimated 75% of all PRC hog production during 2008. These farms sell their products to local rural markets. The remaining 25% of the PRC’s hog production comes from larger farms - those that sell between 100 and 500 head a year account for 21% of the production, those that sell between 500 and 10,000 head account for an additional 3% and estimated that those that sell above 10,000 hogs account for the remaining 2% of the annual production.

We primarily market our products within Shenzhen and Shanghai cities.  As a result, we compete broadly with the producers in these geographic regions.  Below are our main competitors:

•	Guangdong Wenshi Group – China’s largest pig breeding company. It produced 2 Million hogs and 700 Million chickens, with total sales of $2,633,600,000 in 2008.

•
Luoniushan Limited – China’s second largest pig breeding company. It is a public company trading on Shenzhen Stock Exchange under symbol “SZ: 000735” since 1997. Luoniushan Limited bred 450,000 hogs with the total sales of 1,640,340,000 in 2008.

•
Hunan Xinwufeng Limited – China’s third largest pig breeding company. It is a public company trading on Shanghai Stock Exchange under symbol “SH: 600975” since 2004. Hunan Xinwufeng Limited produced 350,000 pigs in 2008.

Competitive Advantages

Our piglets are bred internally. We maintain our competitive advantages by establishing long-term partnerships with state-owned trading companies, which are our main customers, thus eliminated marketing, selling and receivables costs.  As soon as our inventory of hogs is fully matured, they are immediately sold to these trading companies.

Our senior managers have over 20 years experience in hog breeding industry, and the Company’s Chairman also chairs Jiangxi Province Pig Breeding Association. Additionally, since our location is in a relatively rural area of the province, we are able to obtain lower than industry’s average cost of labor.  We incur higher than industry average epidemic prevention expenses because we believe that buying healthier feed including organic food for pigs results in lower risk of illnesses and healthier stock.  We have not experienced any animal disease outbreaks in the last 10 years.

Health Issues and Risk Management

Our management developed very strict guidelines to prevent disease outbreaks. Contrary to common perception, besides H1N1, which may be contracted from live pigs, humans are generally not susceptible to pig diseases. Pigs, however, are very susceptible to human illnesses to the extent that a simple common human flu could potentially kill the whole pig farm.

Understanding these risks, the management took the following risk-management steps:

-	Diversification: the inventory is spread over 21 separate farms with no more than 20,000 hogs on any single farm to prevent disease spreading.

-	Control: We established 4 levels of on-site controls:

•	All workers must get permission and accept strict disinfection to enter the farms
•	Visitors are not allowed, except in rare cases and only during off-flu seasons
•	All materials, feed and water are tested before taken to the farm.
•	All workers are required to live at the farms, and they cannot leave the farm without permission of the management of the Company.

-	Prevention Costs: We incur higher than industry average epidemic prevention expenses by buying healthier feed including livestock organic food for pigs.

-
Government Support:  Due to the precautionary measures and recognized high standards of Jiangxi Huaxin, the government subsidizes insurance of the Company’s inventory.  Any damage caused by epidemics is to be reimbursed from the government funds.

Because of its measures, we have not had any outbreaks in the last 10 years and all breeding pigs are covered by government-sponsored disease insurance.

Future Plans

Growth via acquisitions:

We intend to acquire several pig farms at an average price of around $1.75 million per farm each with an average capacity of approximately 10,000 head per year. The pig breeding business is very fragmented. With thousands of small operators all over the PRC, there are many acquisition opportunities. Currently, because of the lower spot prices, many small operators cannot sustain their businesses and are willing to sell out to prevent total loss. The Company’s Chairman, Mr. DengFu Xu, who is the Chairman of Pig Breeding Association of Yujiang and Vice President of the Pig Breeding Association of Yingtan City, is often presented with suitable acquisition opportunities at favorable prices.

Growth via fertilizer business:

The generation of organic waste is a major problem than all large animal farm operators all over the world have to manage. Our solution is to take advantage of its rural location and the fact that it is surrounded by rice and vegetable farms by processing its organic waste and selling it as organic fertilizer.  Organic fertilizers made from livestock manure are commonly used in China.  It is an environmentally friendly product and exempted from all tax with the current selling price around $117-$132 per ton.  We anticipate using the proceeds from the Offering to begin development of the organic fertilizer line of business beginning in 2010.  The company plans to spend $1.2 million to build and open up an organic fertilizer line by or during the 4th quarter of 2010.  Such organic fertilizer product will be primarily made of pig waste. It will take about 2 to 3 months to build such production line.  With the increasing size of our farms, and with our advantageous location in the southern province with many farmlands, our top management believes that expanding into the fertilizer business is the most profitable, inexpensive and efficient vertical integration of our business.

Intellectual Properties

We have operating manuals for disease prevention, food preparation and general management “know-how”.

Environmental Protection

Our breeding farms are located in rural areas where there are no specific requirements imposed on us by China’s environmental protection agencies. Manure is currently used for production of methane for farm’s inner cook and for the generation of heat; however this is not the most efficient use of this commodity product. We believe that we have never been penalized by any environmental protection agencies. We therefore did not incur any significant environmental law compliance costs in the past.

Government Regulation

We obtain license and permits from Sanitary Department of Jiangxi Province each year for our breeder farms. We believe that we have never been penalized by any Sanitary Agencies.

Subsidiaries, Properties and Facilities

We have seven (7) subsidiaries and nineteen (19) farms in total as shown on the map below:

Jiangxi Huaxin owns 98.01% of the equity interest of Jiangxi Yingtan Fuxin Development, Yujiang Decheng Livestock Co., Ltd., Trade Co., Ltd., Yingtan Livestock Feeds Development Co., Ltd., Yujiang Xiangying Swine Co., Ltd., Yujiang Xianyue Livestock Feeds Co., Ltd., Yingtan Yujiang Zhongtong Swine Co., Ltd. and Yujiang Fengyuan Livestock Co., Ltd., and 100% of the equity interest of Jiangxi Yingtan Liangqi Livestock Limited and Jiangxi Yingtan Yongsheng Livestock Limited, which are the main operating entities.

1. Jiangxi Yingtan Fuxin Development and Trade Co., Ltd. (“Yingtan Fuxing”): Yingtan Fuxing, a majority-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates eight (8) hog farms. Including:

•
Baita Farm. Baita Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 53,280 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2049. Baita Farm pays $1,466 annual rent under the terms of the lease.

•
Sanba (1) Farm. Sanba (1) Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 13,986 square meters of developed land, is leased from the Chinese government for a period of 17 years and is scheduled to expire on 2026. Sanba (1) Farm pays $440 annual rent under the terms of the lease.

•
Sanba (2) Farm. Sanba (2) Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 19,980 square meters of developed land, is leased from the Chinese government for a period of 20 years and is scheduled to expire on 2014. Sanba (2) Farm pays $293 annual rent under the terms of the lease.

•
The Third Farm. The Third Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 66,660 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2050. The Third Farm pays $220 annual rent under the terms of the lease.

•
Four-1 Farm. Four-1 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 26,640 square meters of developed land, is leased from the Chinese government for a period of 40 years and is scheduled to expire on 2055. Four-1 Farm pays $147 annual rent under the terms of the lease.

•
Four-2 Farm. Four-2 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 23,310 square meters of developed land, is leased from the Chinese government for a period of 40 years and is scheduled to expire on 2040. Four-2 Farm pays $176 annual rent under the terms of the lease.

•
Four-3 Farm. Four-3 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 23,310 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2053. Four-3 Farm pays $161 annual rent under the terms of the lease.

•
Wangjintang Farm. Wangjintang Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 53,280 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2034. Wangjintang Farm pays $2,786 annual rent under the terms of the lease.

2. Yujiang Decheng Livestock Co., Ltd. (“Yujiang Decheng”): Yujiang Decheng, a majority-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates two (2) hog farms. Including:

•
The First Farm. The First Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 19,980 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2048. The First Farm pays $440 annual rent under the terms of the lease.

•
The Second Farm. The Second Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 26,640 square meters of developed land, is leased from the Chinese government for a period of 40 years and is scheduled to expire on 2044. The Second Farm pays $323 annual rent under the terms of the lease.

3. Yingtan Livestock Feeds Development Co., Ltd. (“Yingtan Livestock”): Yingtan Livestock, a majority-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
The First Farm. The First Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 51,948 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2034. The First Farm pays $1,144 annual rent under the terms of the lease.

4. Yujiang Xiangying Swine Co., Ltd. (“Yujiang Xiangying”): Yujiang Xiangying, a majoirty-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
Xiangying Farm. Xiangying Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 29,970 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2026. Xiangying Farm pays $733 annual rent under the terms of the lease.

5. Yujiang Xianyue Livestock Feeds Co., Ltd., (“Yujiang Xianyue”): Yujiang Xianyue, a majority-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
Xianyue Farm. Xianyue Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 33,300 square meters of developed land, is leased from the Chinese government for a period of 20 years and is scheduled to expire on 2014. Xianyue Farm pays $733 annual rent under the terms of the lease.

6. Yingtan Yujiang Zhongtong Swine Co., Ltd., (“Yingtan Zhongtong”): Yingtan Zhongtong, a majority-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates one (1) hog farm. It is:

•
Zhongtong Farm. Zhongtong Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 15,318 square meters of developed land, is leased from the Chinese government for a period of 30 years and is scheduled to expire on 2031. Zhongtong Farm pays $261 annual rent under the terms of the lease.

7. Yujiang Fengyuan Livestock Co., Ltd. (“Yujiang Fengyuan”): Yujiang Fengyuan, a majority-owned subsidiary of Jiangxi Huaxin, is located in Yujiang town, Yingtan city. It operates five (5) hog farms. Including:

•
New Farm. The New Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 39,960 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2054. The New Farm pays $1,100 annual rent under the terms of the lease.

•
Old Farm. The Old Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 39,960 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2046. The Old Farm pays $1,320 annual rent under the terms of the lease.

•
Three-1 Farm. The Three-1 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 29,970 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2034. The Three-1 Farm pays $418 annual rent under the terms of the lease.

•
Three-2 Farm. The Three-2 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 39,960 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2052. The Three-2 Farm pays $352 annual rent under the terms of the lease.

•
Three-3 Farm. The Three-3 Farm’s primary facility is a breeder hog farm located in Yujiang town, Yingtan city.  The facility, which is situated on 26,640 square meters of developed land, is leased from the Chinese government for a period of 50 years and is scheduled to expire on 2039. The Three-3 Farm pays $513 annual rent under the terms of the lease.

All equipment in our subsidiaries and farms, which include small electricity power and water machines and feed process machines and firedamp process plant, are self-owned; only the farm lands are by lease from the Chinese government.

Insurance

We have insurance for every breeding pig that costs $8.80 per head, which is included in G&A expenses. We undertake $2.20 while the government covers the remaining $6.60.  The insurance provides coverage equal to $147 per breeding pig in the event of its death.

Employees

As of the date hereof, we have approximately 398 full-time employees. The breakdown of our employees by department is:

General and Administration Department	68
Production Department	290
Finance Department	16
Sales Department	24

Our employees are not represented by any collective bargaining agreement and we believe we have never experienced a work stoppage. We believe we have good relations with our employees.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals constitute our board of directors and executive management as of the date of this prospectus. Our executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Dengfu Xu	57	Chairman
Luping Pan	45	President, Chief Executive Officer, Secretary, and Director
Shu Kaneko	44	Chief Financial Officer and Director
Xin Zhao	36	Director

Dengfu Xu, Chairman

Mr. Xu has been appointed as our Chairman of the Board of Directors.  He has served as management of our subsidiary Jiangxi Huaxin since the formation of the company in 2005. He has over twenty years of experience in the pig breeding industry. Mr. Xu was a recipient of “Wuyi Model Worker” government award for his “brilliant” achievement in livestock breeding industry.  He is also the current Chairman of the Jiangxi Pig Breeding Association and a Delegate of Political Consultative Conference of Yingtan City.

Luping Pan, President, Chief Executive Officer, Secretary and Director

Mr. Pan has been appointed as our Chief Executive Officer, President, Secretary and Director. He has served as management of our subsidiary Jiangxi Huaxin since the formation of the company in 2005.  He has over twenty years of experience in the pig breeding industry.  Mr. Pan currently serves as Vice-Chairman of Jiangxi Pig Breeding Association and a Delegate of Political Consultative Conference of Yingtan City. From 1986 through 2001, Mr. Xu served as a trade manager with the Yujiang Trade and Economy Bureau.

Shu Kaneko, Chief Financial Officer and Director

Mr. Kaneko has been appointed as our Chief Financial Officer and as a member of the Board of Directors.  Mr. Kaneko has over 16 years of experience in the financial service industry.  He has served as the chief financial officer of Emerald Dairy Inc. since November 2007.  Prior to his position with Emerald Dairy, Mr. Kaneko worked with the financial services advisory group with Ernst & Young from 2001 through 2007.  Mr. Kaneko received his Master of Business Administration from Georgetown University.

Xin Zhao, Director

Ms. Zhao has been appointed as a member of the Board of Directors. She has served as management of our subsidiary Jiangxi Huaxin since the formation of the company in 2005. She has 15 years of financial experience as a Certified Public Accountant in China. From 1996 to 2004, Ms. Zhao worked as an accountant for Zhejiang Tianjian Accounting LLP. She worked as financial consultant for Yayi International (OTC.BB: YYIN) in 2007 and 2008.  Ms. Zhao received a bachelor’s degree in accounting from Northeast Financing University.

Family Relationships

There are no family relationships between our director and executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

The Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Committees and Meetings

We currently do not have standing audit, nominating or compensation committees. Our board of directors handles the functions that would otherwise be handled by each of the committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including equity plans), including compensation of executive officers.

Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Code of Ethics

We have adopted a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Before the Share Exchange

Prior to the closing of the Share Exchange on March 29, 2010, we were a “blank check” shell company named Expedite 4, Inc. that was formed to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  The sole officer and director of the Company, Sheila Hunter, did not receive any compensation or other perquisites for serving in such capacities.  Ms. Sheila Hunter resigned from all of her executive and director positions with the Company upon the closing of the Share Exchange and are no longer employed by or affiliated with the Company.

Prior to the closing of the Share Exchange, our current named executive officers were compensated by Jiangxi Huaxin until the closing of the Share Exchange, including for the year ended September 30, 2009 and the period from October 1, 2009 to March 29, 2010.

Compensation After the Share Exchange

Upon the closing of the Share Exchange, the executive officers of Jiangxi Huaxin were appointed as our executive officers and we adopted the compensation policies of Jiangxi Huaxin, as modified for a company publicly reporting in the United States.  Compensation for our current executive officers is determined with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf.  Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development.  For these reasons, the elements of compensation of our executive officers are salary and bonus.  Salary is paid to cover an appropriate level of living expenses for the executive officers and the bonus is paid to reward the executive officer for individual and company achievement.

If we successfully complete our proposed listing on the NASDAQ Capital Market in 2010, we intend to adjust our compensation evaluations upwards in 2010, including through the payment of bonuses. However, in such case, we do not intend to increase compensation by more than 20%. We believe that adopting higher compensation in the future may be based on the increased amount of responsibilities and the expansion of our business to be assumed by each of the executive officers after we become a publicly listed company.

We also intend to expand the scope of our compensation, such as the possibility of granting options to executive officers and tying compensation to predetermined performance goals. We intend to adopt an equity incentive plan in the near future and issue stock-based awards under the plan to aid our company’s long-term performance, which we believe will create an ownership culture among our named executive officers that fosters beneficial, long-term performance by our company. We do not currently have a general equity grant policy with respect to the size and terms of grants that we intend to make in the future, but we expect that our compensation committee will evaluate our achievements for each fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, and net income.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the two fiscal years ended September 30, 2009 and 2008.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sheila Hunter (1),	2008	0	0	0	0	0	0	0	0
former President, CEO and CFO	2009	0	0	0	0	0	0	0	0
Luping Pan,	2008	29,200	0	0	0	0	0	0	29,200
President, CEO and Secretary	2009	29,200	0	0	0	0	0	0	29,200
Shu Kaneko	2008	0	0	0	0	0	0	0	0
CFO	2009	0	0	0	0	0	0	0	0
_____________________
(1)
On March 29, 2010, Sheila Hunter tendered her resignation from all offices held in the Company, effective immediately, and from the board of directors effective April 19, 2010, which is 10 days upon filing of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Grants of Plan-Based Awards in 2009

There were no option grants in 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

There were no option exercises or options outstanding in 2009.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercises or stock vested in 2009.

Pension Benefits

There were no pension benefit plans in effect in 2009.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2009.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended September 30, 2009 by members of board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Dengfu Xu	29,200	-	-	-	-	-	29,200
Luping Pan	29,200	-	-	-	-	-	29,200
Shu Kaneko	-	-	-	-	-	-	-
Xin Zhao	-	-	-	-	-	-	-
Sheila Hunter (1)	-	-	-	-	-	-	-

_______________
(1)  Effective April 19, 2010, Sheila Hunter resigned from the board of directors in connection with the Share Exchange.

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.  We intend to develop such a policy in the near future.

Indemnification of Directors and Executive Officers and Limitation of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

In December 2008, Seven Subsidiaries declared dividends in the amount of $8,897,167 to its stockholders. Dividend in the amount of $1,941,297 was paid in cash and outstanding balance $6,955,870 were offset against the shareholders loan.

In December 2009, Seven Subsidiaries declared dividend in the amount of $13,064,075 to its stockholders. Dividend in the amount of $1,700,979 was paid in cash and outstanding balance $11,363,096 was offset against the shareholders loan.

Reorganization Related Transactions

Mr. Liqiang Song currently owns 9,000,000 shares, which represent 90% of the issued and outstanding shares of SCLI, and will receive 4,388,016 shares of common stock from Expedite 4 pursuant to the Exchange Agreement. Prior to the Closing Date, Liqiang Song entered into earn-in agreements with ten (10) individuals pursuant to which these individuals will have the right to exercise their call rights for a total of 4,386,408 shares subject to the fulfillment of certain conditions.  Dengfu Xu and Luping Pan, who will be appointed as our officers and/or directors following the Combination, will have the right to exercise their call rights for a total of 1,801,795 shares of Expedite 4 common stock subject to the following conditions:  (1) 20% of the earn-in shares subject to the call right shall vest and become exercisable on the date that the individuals enters into an employment agreement with Beijing Huaxin for a term of not less than 3 years (“Condition 1”), (2) 30% of the earn-in shares subject to the call right shall vest and become exercisable on the Effective Date of the Registration Statement (“Condition 2”), and (3) 50% of the earn-in shares subject to the call right shall vest and become exercisable on the date of fulfillment of the 2010 net income of SCLI of a minimum of $6,000,000 (“Condition 3”). The additional eight (8) individuals will have the right to exercise their call rights for the remaining 2,584,613 shares of Expedite 4 common stock subject to the following conditions:  (1) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 2, and (2) 50% of the earn-in shares subject to the call right shall vest and become exercisable upon the satisfaction of Condition 3.  The call right is exercisable at an exercise price of $0.01 per share (par value of the shares of SCLI) for a period of five years commencing from 180 days subsequent to the closing of the share exchange agreement.

On November 3, 2008, Beijing Huaxin entered into an Equity Interests Transfer Agreement with Mr. Dengfu Xu, Mr. Luping Pan, Mr. Mude Pan, Mr. Genkai Zhang, Mr. Xianyue Li, Mr. Min Yang and Ms. Jianying Xu, who are the former shareholders of Jiangxi Huaxin, pursuant to which 99% of the equity interests in Jiangxi Huaxin was transferred to Beijing Huaxin and Mr. Dengfu Xu kept the 1% equity interest in Jiangxi Huaxin. On January 15, 2010, Mr. Dengfu Xu transferred the remaining 1% equity interest in Jiangxu Huaxin to Beijing Huaxin. As a result, Beijing Huaxin holds 100% equity interests in Jiangxi Huaxin and Jiangxi Huaxin became a wholly-owned subsidiary of Beijing Huaxin.

Mr. Dengfu Xu and other fifteen stockholders made non-interest bearing loans to the Company from time to time to meet working capital needs of the Company. For the years ended September 30, 2009 and 2008, Jiangxi Huaxin made aggregate borrowings from the sixteen stockholders of $45,659 and $131,151, respectively, and made aggregate repayments to the sixteen stockholders of $9,366,132 and $12,582,246, respectively.  As of September 30, 2009 and 2008, the outstanding balances due from stockholders were $0 and $10,128,624, respectively. As of September 30, 2009 and 2008, the outstanding balances due to stockholders were $2,606,446 and $10,191,580, respectively.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

CHANGE IN ACCOUNTANTS

Prior to our reverse acquisition transaction with SCLI on March 29, 2010, our independent registered public accounting firm was Gately & Associates, LLC (“Gately”), while SCLI’s independent registered public accounting firm was Schwartz Levitsky Feldman, LLP/SRL (“SLF”). On March 29, 2010, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of Gately, as our independent auditor, effective immediately. Concurrent with the decision to dismiss Gately as our independent auditor, our board of directors elected to continue the existing relationship of SCLI with SLF as our independent auditor.

Gately’s reports on the financial statements of the Company for the years ended September 30, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit and review of the financial statements of the Company through March 29, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Gately’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended September 30, 2009 and 2008 and interim unaudited financial statement through March 29, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended September 30, 2009 and 2008 and through March 29, 2010, neither us nor anyone acting on our behalf consulted SLF with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that SLF concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

We provided Gately with a copy of this disclosure on March 29, 2010, providing Gately with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Gately dated April 1, 2010 was filed by us as Exhibit 16.1 to our current report on Form 8-K on April 1, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) each stockholder known to be the beneficial owner of more than 5% of the outstanding common stock of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person and is based on 7,144,071 shares of common stock issued and outstanding on a fully converted basis as of the date hereof.

Name and Address of Beneficial Owner (1)(2)	Title	Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned (3)

Directors and Executive Officers

Dengfu Xu (4)(5)	Chairman of the Board of Directors	1,075,206	15.05%

Luping Pan (4)(5)	President, Chief Executive Officer, Secretary, and Director	726,589	10.17%

Xin Zhao (5)	Directors	0	0

Shu Kaneko (5)	Chief Financial Officer and Director	0	0

Officers and Directors as a Group (a total of 4 persons)		1,801,795	25.22%

5% Owners

Liqiang Song (5)(6)		4,388,016	61.42%

___________________
(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)
Applicable percentage of ownership is based on 7,144,071 shares of common stock outstanding as of the date hereof together with securities exercisable or convertible into common stock within sixty (60) days as of the date hereof for each stockholder.

(4)
On February 10, 2010, Liqiang Song entered into earn-in agreements with ten (10) individuals pursuant to which these individuals have the right to exercise their call rights for a total of 4,386,408 shares subject to the fulfillment of certain conditions as set forth herein.

(5)
The Company’s principal shareholder and management have agreed that, without the prior written consent of Investors, they will not, offer, pledge, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock during the period beginning on March 29, 2010 for a period of eighteen (18) months.

(6)	Liqiang Song was issued 4,388,016 shares pursuant to the Exchange Agreement at the Closing of the Combination.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. There are currently 7,144,071 shares of common stock issued and outstanding held by 72 shareholders and no shares of preferred stock were issued and outstanding.

(a) Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock. The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

(c) Warrants.  The Warrants are issued in conjunction with a purchase of the Units. Upon closing of the private placement, we issued Investor Warrants to purchase 759,497 shares of our common stock to investors and Agent Warrants to purchase 92,564 shares of our common stock to placement agents.  Each Warrant entitles the holder to purchase one shares of common stock.  The Warrants may be exercisable in whole or in part, at an exercise price equal to $5.50 per share (“Exercise Price”).  The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fourth anniversary of the final closing of this Offering.  The Warrant may be exercised on a cashless basis, provided that, if, at any time after twelve (12) months from the Closing of the Offering, there is no effective Registration Statement, or no current prospectus available for, the resale of the Warrant Shares by the investor.

The Warrants will be detachable and separately transferable only during the warrant exercise period; upon the expiration of the warrant exercise period, the Warrants will expire and become void.

In order to exercise the Warrants, the Warrants must be surrendered at the office of the warrant agent prior to the expiration of the warrant exercise period, with the form of exercise appearing with the Warrants completed and executed as indicated, accompanied by payment of the full Exercise Price for the number of Warrants being exercised.  In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised.  In our discretion, the warrant agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

The Exercise Price and number of the shares of common stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

Holders of Warrants do not have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the holders be entitled to receive dividends.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of ______ shares of common stock, assuming no exercise of the underwriters' over-allotment option.  Of the outstanding common stock as of the completion of this offering, the _______shares sold in the offering and the 2,383,145 shares registered for resale under a separate prospectus will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

All other outstanding shares not sold in this offering or registered under a separate resale prospectus will be deemed “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Our stockholders will not be eligible to utilize Rule 144 until April 1, 2011, at the earliest, which is 12 months from the date we filed our Form 10 information, as required under Rule 144. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

Approximate Number of Shares Eligible for Future Sale	Date
After the date of this prospectus, freely tradable shares sold in this offering.

2,383,145
After the date of this prospectus, these shares will have been registered under a separate prospectus (“Resale Prospectus”) and will be freely tradable by selling stockholders listed in the Resale Prospectus. These shares consist of all of the common stock registered under the Resale Prospectus, including 852,061 shares of common stock that have or may be issued upon exercise of outstanding warrants.

563,858
On April 1, 2011, which is twelve months after the filing of a current report on Form 8-K reporting the closing of the share exchange transaction these shares may be sold under and subject to Rule 144.  These shares include the shares that were issued in connection with the share exchange transaction and 1,500 shares held by the original shareholders prior to the share exchange, and excluding the shares held by certain shareholders subject to the lock-up agreements as described below.

4,388,016
On September 29, 2011, which is eighteen months after the final closing date of the financing transaction. On March 29, 2010, Liqiang Song, Dengfu Xu, Luping Pan, Shu Kaneko and Xin Zhao, entered into lock-up agreements with us whereby they agreed that they will not, offer, pledge, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock during the period beginning on and including the date of the final closing of the financing transaction for a period of eighteen (18) months.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of common stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

We issued 5,623,578 shares of common stock to the SCLI stockholders pursuant to the share exchange that closed on March 29, 2010.  Additionally, there are 1,500 shares held by the original shareholders who were issued the shares prior to the share exchange.  These shares may not be sold pursuant to Rule 144 until April 1, 2011, which is 12 months after the filing of a current report on Form 8-K reporting the closing of the share exchange transaction.  Approximately, 4,388,016 of these shares are subject to the lock-up agreements and cannot be offered, pledged, sold or otherwise disposed of until November 5, 2011.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement, dated _____, 2010, by and between us and Rodman & Renshaw, LLC who is acting as the sole book-running manager and representative of the underwriters of this offering, each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares
Rodman & Renshaw, LLC	[●]
Newbridge Securities Corporation	[●]
[●]
Total	[●]

The underwriters have agreed to purchase all of the common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.  Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the common stock, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.  The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters.

The shares of common stock should be ready for delivery on or about ____, 2010, against payment in immediately available funds.  The underwriters may reject all or part of any order.

Commissions and Discounts

The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

Total
	Per unit		Without Over-Allotment		With Over- Allotment
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount	$	[●]	$	[●]	$	[●]

Proceeds, before expenses, to us(1)	$	[●]	$	[●]	$	[●]

___________________
(1)	We estimate that the total expense of this offering excluding the underwriters’ discount and the non-accountable expense allowance, will be approximately $[●].

We have agreed to sell the shares of common stock to the underwriters at the initial public offering price less a 6% underwriting discount.  The underwriting agreement also provides that Rodman & Renshaw, LLC the representative of the underwriters, will be paid a non-accountable expense allowance equal to 2% of the public offering price.

We have paid the representative an advance of $50,000, which advance will be applied to the non-accountable expense allowance at the closing of the offering, or refunded to us (less any out-of-pocket accountable expenses actually incurred by the representative in connection with the offering) in the event the offering is not completed.

Pricing of Securities

The representative has advised us that the underwriters propose to offer the common stock directly to the public at the public offering price that appears on the cover page of this prospectus.  In addition, the representative may offer some of the common stock to other securities dealers at such price less a concession of $___ per share.  The underwriters may also allow, and such dealers may re-allow, a concession not in excess of $___ per share to other dealers.  After the shares of common stock are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

Prior to this offering, our common stock was not publicly traded.  The public offering price of our common stock and was determined by negotiation between us and the underwriters.  The principal factors considered in determining the public offering price of the common stock included:

o	the information in this prospectus and otherwise available to the underwriters;

o	the history and the prospects for the industry in which we compete;

o	the ability of our management;

o	the prospects for our future earnings;

o	the present state of our development and our current financial condition;

o	the general condition of the economy and the securities markets in the United States at the time of this offering;

o	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

o	other factors as were deemed relevant.

We cannot be sure that the public offering price will correspond to the price at which our common stock will trade in the public market following this offering or that an active trading market for our common stock will develop or continue after this offering.

Over-allotment Option

We have granted the underwriters an over-allotment option.  This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of ___ additional shares from us to cover over-allotments.  If the underwriters exercise all or part of this option, they will purchase the shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount.  If this option is exercised in full, the total price to the public will be $___ million and the total proceeds to us will be $___ million.

Representative’s warrant

We have also agreed to issue to Rodman & Renshaw, a warrant to purchase a number of shares of our common stock equal to an aggregate of five (5%) percent of the aggregate number of shares of common stock sold in the offering.  The warrants will have an exercise price equal to 150% of the offering price of the common stock sold in this offering.  The warrants are exercisable commencing on the closing of this offering, and will be exercisable for four (4) years thereafter.  The warrants are not redeemable by us.  The warrants also provides for  a one time demand registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock.  Pursuant to the rules of the Financial Industry Regulatory, Inc., or FINRA (formerly the NASD), and in particular Rule 5110, the warrants (and underlying shares) issued to Rodman & Renshaw may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the date of delivery and payment for the shares offered; provided, however, that the warrants (and underlying shares) may be transferred to officers or directors of Rodman & Renshaw LLC and members of the underwriting syndicate and their affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

Other Terms

We have agreed with the underwriters that we will not, without the prior consent of the representative, for a period of six months following the closing of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to any of our common stock or any securities that are convertible into or exercisable or exchangeable for our common stock, or otherwise transfer or dispose of (including entering into any swap or other agreement that transfers to any other entity, in whole or in part, any of the economic consequences of ownership interest): (1) our common stock; (2) shares of our subsidiaries or controlled affiliates; and (3) securities that are substantially similar to such shares. We have also agreed to cause our subsidiaries and controlled affiliates to abide by the restrictions of the lock-up agreement. In addition, each of our directors and executive officers will abide by similar 180-day lock-up agreement with respect to our common stock.  The 180-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or material event.

We also have agreed that for a period of twelve (12) months from May 21, 2010, Rodman & Renshaw, LLC shall have the right to act as exclusive financial advisor, lead or managing underwriter and/or book runner and investment banker for any and all public and private financings.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities.  We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Stabilization

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our common stock.   As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock.  The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

o	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock so long as stabilizing bids do not exceed a specified maximum.

o
Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

o
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option.  If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

o
Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our common stock.  As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities.  These transactions may occur on any trading market.  If any of these transactions are commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on a website maintained by the representative of the underwriters and may also be made available on a website maintained by other underwriters.  The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders.  Internet distributions will be allocated by the representative of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations.  In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically.  No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of common stock offered by this prospectus to accounts over which they exercise discretionary authority.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

United Kingdom. No offer of common stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of common stock has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Germany. Any offer or solicitation of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to the common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the common stock to the public in Germany, any public marketing of the common stock or any public solicitation for offers to subscribe for or otherwise acquire the common stock. The prospectus and other offering materials relating to the offer of the common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece. This prospectus has not been approved by the Hellenic Capital Markets Commission or another EU equivalent authority and consequently is not addressed to or intended for use, in any way whatsoever, by Greek residents. The common stock has not been offered or sold and will not be offered, sold or delivered directly or indirectly in Greece, except to (i) “qualified investors” (as defined in article 2(f) of Greek Law 3401/2005) and/or to (ii) less than 100 individuals or legal entities, who are not qualified investors (article 3, paragraph 2(b) of Greek Law 3401/2005), or otherwise in circumstances which will not result in the offer of the new common stock being subject to the Greek Prospectus requirements of preparing a filing a prospectus (under articles 3 and 4 of Greek Law 3401/2005).

Italy. This offering of the common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the common stock or distribution of copies of this prospectus or any other document relating to the common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Cyprus. The Underwriter has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Switzerland. This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the common stock of in Switzerland.

Norway. This prospectus has not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the common stock are marketed and sold in Norway on a private placement basis and under other applicable exceptions from the offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common stock under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer or (iii) by operation of law.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This Prospectus does not constitute an offer to sell the common stock to the public in Israel or a prospectus under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, pursuant to an exemption afforded under the Israeli Securities Law, this Prospectus may be distributed only to, and may be directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of certain mutual trust and provident funds, or management companies thereto, banks, as defined under the Banking (Licensing) Law, 5741-1981, except for joint service companies purchasing for their own account or for clients listed in the Addendum, insurers, as defined under the Supervision of Financial Services Law (Insurance), 5741-1981, portfolio managers purchasing for their own account or for clients listed in the Addendum, investment advisers purchasing for their own account, Tel Aviv Stock Exchange members purchasing for their own account or for clients listed in the Addendum, underwriters purchasing for their own account, venture capital funds, certain corporations which primarily engage in the capital market and fully-owned by investors listed in the Addendum and corporations whose equity exceeds NIS250 Million, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The issue of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The common stock may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the company, and the representatives represent and warrant that the common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

Oman. For the attention of the residents of Oman:

The information contained in this memorandum neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this memorandum is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This memorandum has been sent at the request of the investor in Oman, and by receiving this memorandum, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this memorandum has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the common stock within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The Underwriter is not a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The Underwriter does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this memorandum is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This memorandum is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

Any recipient of this memorandum and any purchaser of the common stock pursuant to this memorandum shall not market, distribute, resell, or offer to resell the common stock within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this memorandum to others.

Canada.

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•
the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our securities for investment by the purchaser under relevant Canadian legislation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our common stock purchased by the investor pursuant to this offering. As used in this discussion, references to “we”, “our” and “us” refer only to Expedite 4, Inc.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our common stock is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that will own our common stock as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of our voting stock;

•	persons that acquired our common stock pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

•	persons that hold our common stock as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our common stock. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) by us in respect of our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on the shares of our common stock. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such cash distribution in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess generally will be treated as gain from the sale or other disposition of the common stock and will be treated as described under “—Taxation on the Disposition of Common Stock” below.

Any dividends we pay to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the applicable holding period and other requirements are satisfied. With certain exceptions, if the applicable holding period and other requirements are satisfied, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum regular tax rate accorded to long-term capital gains for tax years beginning on or before December 31, 2010, after which the regular U.S. federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

If a PRC tax applies to any dividends paid to a U.S. Holder on our common stock, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, such U.S. Holder should be entitled to certain benefits under the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), if such holder is considered a resident of the United States for purposes of the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock exceeds one year. The deductibility of capital losses is subject to various limitations.

If a PRC tax applies to any gain from the disposition of our common stock by a U.S. Holder, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, such U.S. Holder should be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our common stock, subject to certain limitations and exceptions.  U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our common stock.

Non-U.S. Holders

Taxation of Distributions

Any cash distribution we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Unless we are treated as an “80/20 company” for U.S. federal income tax purposes, as described below, any such dividend paid to a Non-U.S. Holder with respect to shares of our common stock that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). In satisfying the foregoing withholding obligation with respect to a cash distribution, we may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other disposition of the common stock, which will be treated as described under “—Taxation on the Disposition of Common Stock” below.

There is a possibility that we may qualify as an “80/20 company” for U.S. federal income tax purposes. In general, a U.S. corporation is an 80/20 company if at least 80% of its gross income earned directly or from subsidiaries during an applicable testing period is “active foreign business income.” The 80% test is applied on a periodic basis. If we qualify as an 80/20 company, a percentage of any dividend paid by us generally will not be subject to U.S. federal withholding tax. A Non-U.S. Holder should consult with its own tax advisors regarding the amount of any such dividend subject to withholding tax in this circumstance.

Cash dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a U.S. Holder. If the Non-U.S. Holder is a corporation, such dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Taxation on the Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of our common stock unless:

•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the common stock disposed of, and, generally, in the case where our common stock is regularly traded on an established common stock market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the common stock disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established common stock market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a U.S. Holder. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate). Any U.S. source capital gain of a Non-U.S. Holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).

In connection with the third bullet point above, we generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Based on the current composition of the assets of us and our subsidiaries, we believe that we currently are not a USRPHC, and we do not anticipate becoming a USRPHC (although no assurance can be given that we will not become a USRPHC in the future).  Non-U.S. Holders, particularly those Non-U.S. Holders that could be treated as actually or constructively holding more than 5% of our common stock, should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our common stock.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each holder the amount of dividends and certain other distributions we pay to such holder on our common stock and the amount of tax, if any, withheld with respect to those distributions. In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to distributions made on our common stock to, and the proceeds from sales and other dispositions of our common stock by, a non-corporate U.S. Holder who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

MATERIAL PRC INCOME TAX CONSIDERATIONS

The following is a summary of the material PRC income tax considerations relating to the acquisition, ownership and disposition of our common stock purchased by the investor pursuant to this offering. As used in this discussion, references to “we”, “our” and “us” refer only to Expedite 4, Inc.

Resident Enterprise Treatment

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on their worldwide taxable income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice on the Issues Regarding Recognition of Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the resident enterprise status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings. If the PRC tax authorities determine that we, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings is a “resident enterprise” under the EIT Law, a number of tax consequences could follow. First, we, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings could be subject to the PRC enterprise income tax at a rate of 25% on our, SCLI’s, Mayson International’s, Mayson Enterprises’ and/or Mayson Holdings’ worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, the EIT Law provides that dividend income between “qualified resident enterprises” is exempt from the PRC enterprise income tax. As a result, if we, SCLI, Mayson International, Mayson Enterprises and Mayson Holdings are each treated as a “qualified resident enterprise,” all dividends paid from Beijing Huaxin to us, through SCLI, Mayson International, Mayson Enterprises and Mayson Holdings, should be exempt from the PRC enterprise income tax.

As of the date of this prospectus, there has not been a definitive determination by us, SCLI, Mayson International, Mayson Enterprises, Mayson Holdings or the PRC tax authorities as to the “resident enterprise” or “non-resident enterprise” status of us, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings. However, since it is not anticipated that we, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings would receive dividends or generate other income in the near future, we, SCLI, Mayson International, Mayson Enterprises and Mayson Holdings are not expected to have any income that would be subject to the 25% PRC enterprise income tax on worldwide taxable income in the near future.  We, SCLI, Mayson International, Mayson Enterprises and Mayson Holdings will make any necessary tax payment if we, SCLI, Mayson International, Mayson Enterprises or Mayson Holdings (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we, SCLI, Mayson International, Mayson Enterprises or Mayson Holdings is a resident enterprise under the EIT Law, and if we, SCLI, Mayson International, Mayson Enterprises or Mayson Holdings were to have income in the future.

Dividends From Beijing Huaxin

If Mayson Holdings is not treated as a resident enterprise under the EIT Law, then dividends that Mayson Holdings receives from Beijing Huaxin may be subject to PRC withholding tax. The EIT Law and the implementing rules of the EIT Law provide that (A) an enterprise income tax rate of 25% normally will apply to investors that are “non-resident enterprises” that (i) have an establishment or place of business inside the PRC, and (ii) have income in connection with their establishment or place of business that is sourced from the PRC or is earned outside the PRC but has an actual connection with their establishment or place of business inside the PRC, and (B) a PRC withholding tax at a rate of 10% normally will apply to dividends payable to non-resident enterprises that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC.

As described above, the PRC tax authorities may determine the resident enterprise status of entities organized under the laws of foreign jurisdictions on a case-by-case basis. We, SCLI, Mayson International, Mayson Enterprises and Mayson Holdings are holding companies and substantially all of our income and that of SCLI, Mayson International, Mayson Enterprises and Mayson Holdings may be derived from dividends. Thus, if we, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings are considered a “non-resident enterprise” under the EIT Law and the dividends paid to us, SCLI, Mayson International, Mayson Enterprises and/or Mayson Holdings are considered income sourced within the PRC, such dividends received may be subject to PRC withholding tax as described in the foregoing paragraph.

The State Council of the PRC or a tax treaty between the PRC and the jurisdiction in which the non-resident enterprise resides may reduce such income or withholding tax, with respect to a non-resident enterprise. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “PRC-Hong Kong Tax Treaty”), if the Hong Kong resident enterprise that is not deemed to be a conduit by the PRC tax authorities owns more than 25% of the equity interest in a PRC resident enterprise, the 10% PRC withholding tax on the dividends the Hong Kong resident enterprise receives from such PRC resident enterprise is reduced to 5%.

We are a U.S. holding company that owns 100% equity interests, directly or indirectly, in subsidiaries in the United States (SCLI), the British Virgin Islands (Mayson International and Mayson Enterprises) and Hong Kong (Mayson Holdings), which in turn own, directly or indirectly, 100% of the equity interests in Beijing Huaxin, a PRC company. As a result, if Mayson Holdings were treated as a “non-resident enterprise” under the EIT Law, then dividends that Mayson Holdings receives from Beijing Huaxin (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5% PRC withholding tax, if the PRC-Hong Kong Tax Treaty were applicable, or (ii) if such treaty does not apply (i.e., because the PRC tax authorities may deem Mayson Holdings to be a conduit that is not entitled to treaty benefits), may be subject to a 10% PRC withholding tax. Similarly, if we, SCLI, Mayson International, and/or Mayson Enterprises were treated as a “non-resident enterprise” under the EIT Law and the subsidiary paying dividends to such entity (i.e., SCLI, Mayson International, Mayson Enterprises and Mayson Holdings, respectively) were treated as a “resident enterprise” under the EIT Law, then such dividends paid (assuming such dividends were considered sourced within the PRC) may be subject to a 10% PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders.

As of the date of this prospectus, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us, SCLI, Mayson International, Mayson Enterprises or Mayson Holdings. As described above, however, Beijing Huaxin, Mayson Holdings, Mayson Enterprises, Mayson International and SCLI are not expected to pay any dividends in the near future. Beijing Huaxin, Mayson Holdings, Mayson Enterprises, Mayson International and SCLI will make any necessary tax withholding if, in the future, Beijing Huaxin, Mayson Holdings, Mayson Enterprises, Mayson International or  SCLI were to pay any dividends and Beijing Huaxin, Mayson Holdings, Mayson Enterprises, Mayson International, or SCLI (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that Mayson Holdings, Mayson Enterprises, Mayson International, SCLI or we are a non-resident enterprise under the EIT Law.

Dividends that Non-PRC Resident Enterprise Investors Receive From Us; Gain on the Sale or Transfer of Our Common Stock

If dividends payable to (or gains realized by) our enterprise (but not individual) investors that are not tax residents of the PRC (“non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that the non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our common stock may be subject to tax under the PRC tax laws.

Under the PRC tax laws, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our common stock by such investors also is subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

The dividends paid by us to non-resident investors with respect to our common stock, or gain non-resident investors may realize from the sale or transfer of our common stock, may be treated as PRC-sourced income and, as a result, may be subject to PRC tax at a rate of 10%. In such event, we may be required to withhold a 10% PRC tax on any dividends paid to non-resident investors. In addition, non-resident investors in our common stock may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock if such non-resident investors and the gain satisfy the requirements under the PRC tax laws. However, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. enterprise investors) may realize from the sale or transfer of our common stock.

If we were to pay any dividends in the future, and if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we must withhold PRC tax on any dividends payable by us under the PRC tax laws, we will make any necessary tax withholding on dividends payable to our non-resident investors. If non-resident investors as described under the PRC tax laws (including U.S. enterprise investors) realize any gain from the sale or transfer of our common stock and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying 10% PRC income tax on the gain from the sale or transfer of our common stock. As indicated above, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. enterprise investors) may realize from the sale or transfer of our common stock.

On December 10, 2009, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1 2008. According to Circular 698, where a non-resident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in the PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authorities in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The PRC tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Because Circular 698 has a short history, there is uncertainty as to its application. We (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us).

Penalties for Failure to Pay Applicable PRC Income Tax

Non-resident investors in us may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock if such non-resident investors and the gain satisfy the requirements under the PRC tax laws, as described above.

According to the EIT Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-Resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by a non-resident investor from the sale or transfer of our common stock is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor may be subject to certain fines, penalties or punishments, including without limitation: (1) if a non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent tax authorities shall order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if a non-resident investor fails to file a tax return or fails to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins) and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if a non-resident investor fails to file a tax return or pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income items of the non-resident investor in the PRC and other payers (the “Other Payers”) who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and impose overdue fines on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if a non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable, and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or surcharge for overdue tax payment, and cannot provide a guarantee to the tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.  Loeb & Loeb LLP is acting as counsel for the Underwriters. Legal matters as to PRC law will be passed upon for us by Jingtian + Gongcheng, Attorneys at Law. Anslow & Jaclin, LLP may rely upon Jingtian + Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Schwartz Levitsky Feldman, LLP/SRL, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

INDEX TO FINANCIAL STATEMENTS

EXPEDITE 4, INC. AND SUBSIDIARIES

Financial Statements

Balance Sheets	F-1

Statements of Income and Comprehensive Income	F-2

Statements of Stockholders’ Equity	F-3

Statements of Cash Flows	F-4

Notes to Financial Statements	F-5-F-8

EXPEDITE 4, INC.
Consolidated Balance Sheets
(Expressed In U.S. Dollars)
(Unaudited)

	March 31, 2010 (Unaudited)	September 30, 2009 (Audited)

ASSETS
Current Assets:
Cash	$5,538,034	$1,201,160
Accounts receivables, net	30,035	74,926
Inventories	4,473,629	5,422,516

Total current assets	10,041,698	6,698,602

Property and equipment, net	6,433,426	6,782,053
Construction in progress	2,116,391	269,220
Biological assets, net	1,011,898	747,969

Total assets	19,603,413	14,497,844

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	282,670	577,891
Accrued expenses and other current liabilities	51,083	47,084
Amounts due to stockholders	943,850	2,303,270

Total current liabilities	1,277,603	2,928,245

Commitments and contingencies (note 7)		-

Equity:
Common stock($.001 par value; 6,643,078shares authorized
shares issued and outstanding as of March 31, 2010 and
10,000,000 shares issued and outstanding as of September 30, 2009)	6,643	10,000
Additional paid in capital	6,174,332	2,701,959
Appropriation of retained earnings(reserves)	2,563,401	2,563,401
Accumulated other comprehensive income	2,189,981	2,184,852
Noncontrolling interest	202,192	135,920
Retained earnings	7,189,261	3,973,467

Total equity	18,325,810	11,569,599

Total liabilities and equity	$19,603,413	$14,497,844

See accompanying condensed notes to consolidated financial statements.

F-1

EXPEDITE 4, INC.
Consolidated Statements of Income and Comprehensive Income
(Expressed In U.S. Dollars)
(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2010	2009	2010	2009

Sales	$8,019,056	8,046,343	$19,396,780	17,254,430
Cost of sales	6,881,663	5,977,973	16,350,349	13,259,158

Gross profit	1,137,393	2,068,370	3,046,431	3,995,272

Operating expenses:
Selling expenses	(755)	(1,181)	(6,520)	(12,923)
General and administrative expenses	(98,316)	(153,060)	(200,782)	(288,576)

Income from operations	1,038,322	1,914,129	2,839,129	3,693,773

Government subsidies	118,490	362,295	382,117	362,295
Other income	862	30,260	60,819	83,087

Profit before income taxes	1,157,674	2,306,684	3,282,065	4,139,155

Income taxes (note 6)	-	-	-	-

Net income	1,157,674	2,306,684	3,282,065	4,139,155
Less: net income attributable to the noncontrolling interest	23,457	45,984	66,271	82,748
Net income attributable to Expedite 4 Inc.	1,134,217	2,260,700	3,215,794	4,056,407

Other comprehensive income(loss)	3,888	(3,168)	5,129	(40,458)

Total comprehensive income	$1,138,105	2,257,532	$3,220,923	4,015,949

Earnings per share attributable to Expedite 4 Inc.’s common shareholders:
Basic	$0.20	0.40	0.57	0.71
Diluted	$0.20	0.40	0.57	0.71

Weighted average common shares outstanding
Basic	5,657,561	5,623,578	5,640,383	5,623,578
Diluted	5,657,561	5,623,578	5,640,383	5,623,578

See accompanying condensed notes to consolidated financial statements

F-2

EXPEDITE 4, INC.
Consolidated Statements of Stockholders’ Equity
(Expressed In U.S. Dollars)
(Unaudited)

			Additional	Appropriation of Retained		Accumulated Other
	Common Stock		Paid In	Earnings	Retained	Comprehensive	Noncontrolling’
	shares	amount	Capital	(reserves)	Earnings	Income s	Interest	Equity
Balance at October 1, 2008	-	$-	2,691,959	1,103,867	11,465,728	2,220,990	253,256	17,735,800

Issuance of ordinary shares	10,000,000	10,000	(10,000)	-	-	-	-	-
Capital injection		-	20,000	-	-	-	-	20,000
Transfer to reserve		-	-	1,459,534	(1,459,534)	-	-	-
Foreign currency translation adjustment		-	-	-	-	(36,138)		(36,138)
Net income		-	-	-	7,031,348		143,362	7,174,710
Dividend paid		-	-	-	(13,064,075)		(260,698)	(13,324,773)

Balance as of September 30, 2009	10,000,000	10,000	2,701,959	2,563,401	3,973,467	2,184,852	135,920	11,569,599

Foreign currency translation adjustment		-	-	-	-	5,129		5,129
Reverse acquisition of Southern China Livestock International Inc.	(4,374,922)	(4,375)	-	-	-		-	-
Issuance of shares	1,018,000	1,018	3,472,373	-	-		-	3,469,016
Net income		-	-	-	3,215,794		66,272	3,282,066

Balance as of March 31, 2010	6,643,078	$6,643	6,174,332	2,563,401	7,189,261	2,189,981	202,192	18,325,810

F-3

EXPEDITE 4, INC.
Consolidated Statements of Cash Flows
(Expressed In U.S. Dollars)
(Unaudited)

	Six months ended March 31,
	2010	2009

Cash flows from operating activities:
Net income	$3,282,065	4,139,155
Adjustments for
Depreciation and amortization	632,587	628,296
Gain on disposal of plant and equipment	-	(439)
Gain on disposal of biological assets	(96,049)	(84,092)
Changes in operating assets and liabilities:
Accounts receivable	44,911	10,204
Inventories	950,823	349,891
Accounts payable	(295,384)	(17,382)
Accrued expenses and other liabilities	3,981	27,566

Net cash provided by operating activities	4,522,934	5,053,199

Cash flows from investing activities:
Purchase of property and equipment	(92,389)	-
Purchase of biological assets	(476,716)	(318,194)
Proceeds from disposal of biological assets	120,225	98,931

Net cash used in investing activities	(448,880)	(219,263)

Cash flows from financing activities:
Capital injection		20,000
Proceeds from issue common shares	3,469,016
Repayment of loans from stockholders	(3,406,648)	(5,677,680)
Proceeds from loans from shareholders	200,000	-
Dividend paid	-	(1,701,334)

Net cash provided by (used in) financing activities	262,368	(7,359,014)

Net increase (decrease) in cash	4,336,422	(2,525,078)
Effect of foreign exchange rate changes	452	(7,267)

Cash, beginning of period	1,201,160	3,551,320

Cash, end of period	$5,538,034	1,018,975

Supplementary cash flow disclosure:
Interest paid	-	-
Taxes paid	-	-

See accompanying condensed notes to consolidated financial statements

F-4

EXPEDITE 4, INC.
Notes To Condensed Consolidated Financial Statements
(Expressed In U.S. Dollars)
(Unaudited)

NOTE 1 ---ORGANIZATION AND PRINCIPAL ACTIVITIES

Expedite 4, Inc. (the Company), was incorporated in the state of Delaware as of September 27, 2007 with the objective of acquiring an operating company under a reverse merger on an agreement.

On March 29, 2010, the Company acquired Southern China Livestock International Inc. (“SCLI”), which was incorporated under the laws of the State of Nevada on July 28, 2009, and is in the business of breeding and raising commercial hogs in the People’s Republic of China (“China” or the “PRC”), in accordance with a Share Exchange Agreement dated March 29, 2010 (the “Exchange Agreement”). The closing of the transaction (the “Closing”) took place on March 29, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares of SCLI from the SCLI Shareholders; and the SCLI Shareholders transferred and contributed all of their interests to the Company. In exchange, the Company issued to the SCLI Shareholders, their designees or assignees, 5,623,578 shares or 99.97% of the shares of common stock of the Company issued and outstanding after the Closing.

Pursuant to the terms of the Exchange Agreement, the sole shareholder of the Company, cancelled a total of 98,500 shares of common stock of the Company. Following the Combination prior to the Offering, there are 5,625,078 shares of common stock issued and outstanding.

Upon the completion of the transaction, the company owned 100% of SCLI which owns the operating entities in China. For financial reporting purposes, these transactions are classified as a recapitalization of SCLI and the historical financial statements of SCLI are reported as the company’s historical financial statements.

Details of the Company’s subsidiaries as of March 31, 2010 were as follows:

		Date of	Beneficial
	Place of	incorporation or	ownership
Company name	incorporation	establishment	interest

Southern China Livestock International Inc.	U.S	July 28,2009	100%
Mayson International Services Limited	BVI	July 25,2008	100%
Mayson Enterprises Services Limited	BVI	July 25,2008	100%
Mayson Holdings Limited	Hong Kong, PRC	July 14, 2008	100%
Beijing Huaxin Tianying Livestock Technology Co., Ltd	Beijing, PRC	September 9, 2008	100%
Jiangxi Yingtan Huaxin Livestock Co., Ltd	Jiangxi, PRC	April 8, 2005	99%
Yujiang Fengyuan Livestock Co., Ltd	Jiangxi, PRC	August 4, 2003	98.01%
Yingtan Yujiang Zhongtong Swine Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%
Yujiang Xianyue Livestock Feeds Co., Ltd	Jiangxi, PRC	August 16, 2001	98.01%
Jiangxi Yingtan Fuxin Development and Trade Co., Ltd	Jiangxi, PRC	March 31, 1999	98.01%
Yingtan Livestock Feeds Development Co., Ltd	Jiangxi, PRC	December 29, 1995	98.01%
Yujiang Xiangying Swine Co., Ltd	Jiangxi, PRC	January 11, 2001	98.01%
Yujiang Decheng Livestock Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%

F-5

EXPEDITE 4, INC.
Notes To Condensed Consolidated Financial Statements
(Expressed In U.S. Dollars)
(Unaudited)

NOTE 1 --- ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

On July 25, 2008, Mayson International Services Limited (“Mayson International”) was incorporated in the British Virgin Islands ("BVI") as a limited liability which held 100% equity interest by SCLI. On the same day Mayson Enterprises Services Limited (“Mayson Enterprises”) was incorporated in the British Virgin Islands ("BVI") as the wholly owned subsidiary of Mayson International.

Mayson Holdings Limited (“Mayson Holdings”) was incorporated on July 14, 2008 under the laws of Hong Kong Special Administrative Region of the PRC as the wholly owned subsidiary of Mayson Enterprises. Beijing Huaxin Tianying Livestock Technology Co., Ltd (“Beijing Huaxin”) was incorporated on September 9, 2008 as a limited liability company under the PRC laws. Beijing Huaxin is a wholly foreign-owned enterprise under the PRC laws, with its 100% equity interests being held by Mayson Holdings.

On August 26, 2008, Beijing Huaxin acquired 99% of the equity interest of Jiangxi Yingtan Huaxin Livestock Co., Ltd (“Jiangxi Huaxin”) which owned 98.01% of the equity interest ofYujiang Fengyuan Livestock Co., Ltd, Yingtan Yujiang Zhongtong Swine Co., Ltd, Yujiang Xianyue Livestock Feeds Co., Ltd, Jiangxi Yingtan Fuxin Development and Trade Co., Ltd, Yingtan Livestock Feeds Development Co., Ltd, Yujiang Xiangying Swine Co., Ltd and Yujiang Decheng Livestock Co., Ltd(collectively, “Seven Subsidiaries) which are the main operating entities.

NOTE 2 --- BASIS OF PRESENTATION

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all the necessary adjustment not recorded in the books and records of the Company’s subsidiaries.

The consolidated financial statements include the financial statements of SCLI and all its subsidiaries. All transactions and balances between the SCLI and its subsidiaries have been eliminated upon consolidation.   As all of the above entities are under common control, they have been consolidated based on their carrying values for both years. Accordingly no goodwill or adjustments to fair values have been recorded.

NOTE 3 --- NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying interim unaudited consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended September 30, 2010. Interim unaudited consolidated financial statements should be read in conjunction with the Company’s annual audited financial statements.

F-6

EXPEDITE 4, INC.
Notes To Condensed Consolidated Financial Statements
(Expressed In U.S. Dollars)
(Unaudited)

NOTE 4 --- USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates reflected in the Company’s financial statements include collectability of account receivable, value of live hogs, useful lives and impairment of property and equipment. Actual results when ultimately realized could differ from those estimates and the differences could be material.

NOTE 5 --- INVENTORY

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

Inventories on March 31, 2010 and September 30, 2009 consisted of the following:

	March 31, 2010	September 30, 2009

Raw materials	$327,304	$187,593
Live hogs	4,146,325	5,234,923

	$4,473,629	$5,422,516

NOTE 6 --- INCOME TAXES

SCLI is incorporated in United States. The subsidiaries are incorporated in BVI, Hong Kong and PRC. The management and control of the Company is in PRC. The Company is not currently subject to any Income tax either in United States, BVI, Hong Kong or in PRC. As such, at present, no current or deferred income tax asset or liabilities are recorded in its financial statements.

NOTE 7 --- COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases land (in which the company’s building are locked) office space, employee living space, and certain pigsties under non-cancelable operating leases.  Future minimum rental commitments for the next five years are as follows:

2010	$9,708
2011	12,944
2012	12,944
2013	12,944
2014	12,944
2015 and then after	273,574

Total	$335,058

F-7

EXPEDITE 4, INC.
Notes To Condensed Consolidated Financial Statements
(Expressed In U.S. Dollars)
(Unaudited)

NOTE 7 --- COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEGAL PROCEEDINGS
The Company is not currently a party to, nor are we aware of, any legal proceeding, investigation or claim which, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations. The Company did not record any legal contingencies as of March 31, 2010.

CONTINGENT LIABILITY
The Companies declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof. In the event that the taxing authorities assess the company for these amounts, they will be recorded as appropriate, depending on whether the these can be recovered from the stockholders or not.

NOTE 8 ---COMMON SHARES

On March 29, 2010, pursuant to a Subscription Agreement between the Company and certain investors named in the Subscription Agreement, we completed an offering of the sale of 509,000 investment units (“the Units”) for gross of $5,090,000 (net $3,469,016), each Unit consisting of two common shares and four-year warrants to purchase one common share of the Company, at an exercise price of $5.50 per share.

Pursuant to a Holdback Escrow Agreement dated March 29, 2010 (the “Holdback Escrow Agreement”), we have placed $200,000 of the offering proceeds, with our counsel Anslow & Jaclin, LLP to be held in escrow until such time as a qualified chief financial officer has been approved and appointed as an officer of the Company.  As a result of the appointment of Shu Kaneko as the CFO upon the closing, such amount was distributed to the Company at the closing.  Finally, pursuant to a Going Public Escrow Agreement dated March 29, 2010 (the “Going Public Escrow Agreement”), we have placed a total of $300,000 from the offering proceeds with our counsel Anslow & Jaclin, LLP to be used for the payment of fees and expenses related to becoming a public company and listing our securities on a senior exchange.  In the event that the proceeds of such escrow accounts have not been fully distributed within two years from the date thereof, the balance of such escrow proceeds shall be returned to the Company.

The warrants have a term of four years and provide for a cashless exercise, commencing twelve months after issuance if the underlying shares are not registered under the Securities Act of 1933, as amended (the “Securities Act.”

In connection with the private placement, the Company agreed to file a registration statement under the Securities Act covering the common shares issued in the private placement within 45 days after the final closing and use its best efforts to have the registration statement declared effective within 180 days after the closing.  The registration statement is to cover, subject to limitations imposed by the Securities and Exchange Commission (the “Commission”), the common shares issued in the private placement and the common shares issuable upon exercise of the warrants.

If a registration statement is not filed by the required date, the Company is to issue shall issue to each investor a number of shares of common stock equal to 1% of the common shares purchased by such investor in the private placement, per calendar month (pro rata for any period less than a calendar month) until such event is cured, up to a maximum of 5% of the common shares purchased by the investors in the private placement..

EXPEDITE 4, INC.
Notes To Condensed Consolidated Financial Statements
(Expressed In U.S. Dollars)
(Unaudited)

If (i) the registration statement is not declared effective by the required dates, (ii) the Company fails to file with the Commission a request for acceleration within five business days of the date that the Company is notified by the Commission that a registration statement will not be “reviewed,” or not subject to further review, (iii) any registration statement is filed with and declared effective by the Commission but thereafter ceases to be effective, or (iv) within one (1) year from the date the Company’s common stock is initially listed on a senior exchange, trading in the common stock is suspended or if the common stock is no longer quoted on or is delisted from a senior exchange (or other principal exchange on which the common stock is listed or traded) for any reason for more than five business days in the aggregate, the Company shall pay to the investors, on a pro rata basis, partial liquidated damages of 1% of the aggregate purchase price paid by each investor for each calendar month (pro rata for any period less than a calendar month) during the period of such failure, up to a maximum of 5% of the purchase price paid by each such investor.

NOTE 9 ---SUBSEQUENT EVENT

During April 2010, the Company increased its inventory of pigs by purchasing, in two unrelated transactions, 1,201 sows and 11,318 commercial hogs, for a total consideration of $2.73 million.

During April 2010, the Company also acquired, for a total consideration of $200,000, the land use rights for two 25,000 square meter parcels of land on which the acquired pigs and hogs are housed.

From March 31 through May 6, 2010, the Company sold a total of 500,993 common shares and warrants to purchase 250,497 common shares in the private placement described in Note 8 for gross proceeds of $2,504,965 and net proceeds of 2,342,142.

The private placement was completed on May 6, 2010. The total gross proceeds raised in the private placement was $7,594,965 and the total net proceeds was $5,519,438.

Rodman & Renshaw, LLC acted as lead placement agent and Newbridge Securities Corporation acted as co-placement agent (the “Placement Agents”) in connection with the Offering.  For the Placement Agents’ services, we paid a cash commission equal to 6.5% of the aggregate gross proceeds of the Units sold and issued four-year warrants to purchase 92,564 Common Shares, exercisable at any time at a price equal to $5.50 per share (“Agent Warrants”).  The Agent Warrants have registration rights identical to the registration rights afforded to the investors in the Offering.  We also agreed to pay the Placement Agents a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of any warrants sold in the Offering, equal to 8% of the aggregate cash exercise price received by the Company upon such exercise. We paid for the out-of-pocket expenses of $40,000 incurred by the Placement Agents.

F-8

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.
 CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO · MONTREAL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Southern China Livestock International Inc.

We have audited the consolidated balance sheets of Southern China Livestock International Inc. as at September 30, 2009 and 2008 and the consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the management of Southern China Livestock International Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal controls over financing reporting.  Accordingly, we express no such opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern China Livestock International Inc. as of September 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario. Canada Chartered Accountants
January 28, 2010	Licensed Public Accountants Licensed Public Accountants

              1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Balance Sheets
(Expressed In U.S. Dollars)

	September 30,
	2009	2008
ASSETS
Current Assets:
Cash	$1,201,160	$3,551,320
Accounts receivables, net	74,926	82,720
Amount due from stockholders (note 8)	-	10,128,624
Inventories (note 5)	5,422,516	5,814,591

Total current assets	6,698,602	19,577,255

Property and equipment, net (note 6)	6,782,053	7,680,414
Construction in progress	269,220	42,883
Biological assets, net (note 7)	747,969	843,468

Total assets	14,497,844	28,144,020

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	577,891	368,938
Accrued expenses and other current liabilities	47,084	30,427
Amounts due to stockholders (note 8)	2,303,270	10,008,855

Total current liabilities	2,928,245	10,408,220

Total liabilities

Minority interests in consolidated subsidiaries	135,920	253,256
Commitments and contingencies (note 12)	-	-
Stockholders’ equity:
Common stock($.001 par value; 10,000,000 shares authorized
shares issued and outstanding 10,000,000 in 2009 and 2008)	10,000	-
Additional paid in capital	2,701,959	2,691,959
Appropriation of retained earnings(reserves) (note 10)	2,563,401	1,103,867
Accumulated other comprehensive income	2,184,852	2,220,990
Retained earnings	3,973,467	11,465,728

Total stockholders’ equity	11,433,679	17,482,544

Total liabilities and stockholders' equity	$14,497,844	$28,144,020

See accompanying notes to consolidated financial statements.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Income and Comprehensive Income
(Expressed In U.S. Dollars)

	September 30,
	2009	2008

Sales	$32,140,033	$38,001,599
Cost of sales	25,803,016	22,539,050

Gross profit	6,337,017	15,462,549

Operating expenses:
Selling expenses	(22,172)	(57,067)
General and administrative expenses	(436,128)	(434,764)

Income from operations	5,878,717	14,970,718

Government subsidies	1,189,506	149,168
Other income	106,487	309,025

Profit before income taxes	7,174,710	15,428,911

Income taxes (note 9)	-	-

Income before minority interest	7,174,710	15,428,911
Minority interest in net income of consolidated subsidiaries	(143,362)	(307,893)
Net income	7,031,348	15,121,018

Other comprehensive income(loss)	(36,138)	1,286,781

Total comprehensive income	$6,995,211	$16,407,799

Net income per share
Basic	$0.70	$1.51
Diluted	$0.70	$1.51

Weighted average common shares outstanding
Basic	10,000,000	10,000,000
Diluted	10,000,000	10,000,000

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

			Additional	Appropriation of Retained		Accumulated Other
	Common Stock		Paid In	Earnings	Retained	Comprehensive
	shares	amount	Capital	(reserves)	Earnings	Income		Total

Balance at October 1, 2007	-	$-	2,691,959	139,485	6,206,259	934,209		9,971,912

Transfer to reserve		-	-	964,382	(964,382)			-
Foreign currency translation adjustment		-	-	-	-	1,286,781		1,286,781
Net income		-	-	-	15,121,018			15,121,018
Dividend paid		-	-	-	(8,897,167)			(8,897,167)

Balance as of September 30, 2008		-	2,691,959	1,103,867	11,465,728	2,220,990		17,482,544

Issuance of ordinary shares	10,000,000	10,000	(10,000)	-	-	-		-
Capital injection		-	20,000	-	-	-		20,000
Transfer to reserve		-	-	1,459,534	(1,459,534)	-		-
Foreign currency translation adjustment		-	-	-	-	(36,138	) )	(36,138)
Net income		-	-	-	7,031,348	-		7,031,348
Dividend paid		-	-	-	(13,064,075)	-		(13,064,075)

Balance as of September 30, 2009	10,000,000	$10,000	2,701,959	2,563,401	3,973,467	2,184,852		11,433,679

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed In U.S. Dollars)

	September 30,
	2009	2008

Cash flows from operating activities:
Net income	$7,031,348	15,121,018
Adjustments for
Depreciation and amortization	1,277,291	1,207,237
Loss on disposal of fixed assets	(439)	-
Loss on disposal of biological assets	(258,434)	(384,787)
Minority interest in income of consolidated subsidiary	143,362	307,893
Changes in operating assets and liabilities:
Accounts receivable	7,659	(77,380)
Inventories	382,724	(794,729)
Accounts payable	209,399	63,476
Accrued expenses and other liabilities	16,694	(20,716)

Net cash provided by operating activities	8,809,604	15,422,012

Cash flows from investing activities:
Purchase of biological assets	(318,025)	(278,090)
Proceeds from disposal of plant and equipment	3,805	-
Proceeds from disposal of biological assets	283,541	434,471

Net cash (used in) generated from investing activities	(30,679)	156,381

Cash flows from financing activities:
Capital injection	20,000	-
Proceeds from loans from stockholders	45,659	131,151
Repayment of loans from stockholders	(9,486,793)	(12,757,753)
Dividend paid	(1,700,979)	(1,941,297)

Net cash used in from financing activities	(11,122,113)	(14,567,899)

Net increase (decrease) in cash	(2,343,188)	1,010,494
Effect of foreign exchange rate changes	(6,972)	271,992

Cash, beginning of period	3,551,320	2,268,834

Cash, end of period	$1,201,160	3,551,320
Supplementary cash flow disclosure:
Interest paid	-	-
Taxes paid	-	-

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 1 ---ORGANIZATION AND PRINCIPAL ACTIVITIES

Southern China Livestock International Inc. (“SCLI”) was incorporated under the laws of the State of Nevada on July 28, 2009. SCLI and its subsidiaries are principally engaged in the business of breeding and raising commercial hogs in PRC.

Details of SCLI’s subsidiaries as of September 30, 2009 were as follows:

		Date of	Beneficial
	Place of	incorporation or	ownership
Company name	incorporation	establishment	interest

Mayson International Services Limited	BVI	July 25,2008	100%
Mayson Enterprises Services Limited	BVI	July 25,2008	100%
Mayson Holdings Limited	Hong Kong, PRC	July 14, 2008	100%
Beijing Huaxin Tianying Livestock Technology Co., Ltd	Beijing, PRC	September 9, 2008	100%
Jiangxi Yingtan Huaxin Livestock Co., Ltd	Jiangxi, PRC	April 8, 2005	99%
Yujiang Fengyuan Livestock Co., Ltd	Jiangxi, PRC	August 4, 2003	98.01%
Yingtan Yujiang Zhongtong Swine Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%
Yujiang Xianyue Livestock Feeds Co., Ltd	Jiangxi, PRC	August 16, 2001	98.01%
Jiangxi Yingtan Fuxin Development and Trade Co., Ltd	Jiangxi, PRC	March 31, 1999	98.01%
Yingtan Livestock Feeds Development Co., Ltd	Jiangxi, PRC	December 29, 1995	98.01%
Yujiang Xiangying Swine Co., Ltd	Jiangxi, PRC	January 11, 2001	98.01%
Yujiang Decheng Livestock Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%

On July 25, 2008, Mayson International Services Limited (“Mayson International”) was incorporated in the British Virgin Islands ("BVI") as a limited liability which was held 100% equity interest by SCLI. On the same day Mayson Enterprises Services Limited (“Mayson Enterprises”) was incorporated in the British Virgin Islands ("BVI") as the wholly owned subsidiary of Mayson International.

Mayson Holdings Limited(“Mayson Holdings”) was incorporated on July 14, 2008 under the laws of Hong Kong Special Administrative Region of the PRC as the wholly owned subsidiary of Mayson Enterprises. Beijing Huaxin Tianying Livestock Technology Co., Ltd (“Beijing Huaxin”) was incorporated on September 9, 2008 as a limited liability company under the PRC laws. Beijing Huaxin is a wholly foreign-owned enterprise under the PRC laws, with its 100% equity interests being held by Mayson Holdings.

On August 26, 2008, Beijing Huaxin acquired 99% of the equity interest of Jiangxi Yingtan Huaxin Livestock Co., Ltd (“Jiangxi Huaxin”) which owned 98.01% of the equity interest ofYujiang Fengyuan Livestock Co., Ltd, Yingtan Yujiang Zhongtong Swine Co., Ltd, Yujiang Xianyue Livestock Feeds Co., Ltd, Jiangxi Yingtan Fuxin Development and Trade Co., Ltd, Yingtan Livestock Feeds Development Co., Ltd, Yujiang Xiangying Swine Co., Ltd and Yujiang Decheng Livestock Co., Ltd (collectively, “Seven Subsidiaries) which are the main operating entities.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 2 --- BASIS OF PRESENTATION

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all the necessary adjustment not recorded in the books and records of the Company’s subsidiaries.

The consolidated financial statements include the financial statements of SCLI and all its subsidiaries. All transactions and balances between the SCLI and its subsidiaries have been eliminated upon consolidation.   As all of the above entities are under common control, they have been consolidated based on their carrying values for both years. Accordingly no goodwill or adjustments to fair values have been recorded.

Subsequent events have been reviewed up to January 28, 2010

NOTE 3 --- ACCOUNTING POLICIES

A. INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

B. CONSTRUCTION IN PROGRESS

Construction in progress represents buildings under construction and plant and equipment pending installation as of September 30, 2009 and 2008, and is stated at cost. Cost includes construction of buildings, acquisitions and installation of equipment, and interest charges arising from borrowings used to finance assets during the period of construction or installation and testing. No provision for depreciation is made on assets under construction until such time as the relevant assets are completed and ready for their intended commercial use.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

C. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

Buildings	10 – 50 years
Machinery and equipment	10 – 30 years
Motor vehicles	10 years

D. LONG-LIVED ASSETS

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144” codified as ASC 360), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121 codified as ASC 360, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 codified as ASC 360. SFAS 144 codified as ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 and 2007 there were no significant impairments of its long-lived assets.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

E. VALUE ADDED TAX

According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from  Value Added Tax (“VAT”). As a result, the Company was not subject to VAT for the fiscal years ended September 30, 2009 and 2008, respectively.

F. INCOME TAX

The Company utilizes SFAS No. 109 codified as ASC740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from income tax. As a result, the Company was not subject to income tax for the fiscal years ended September 30, 2009 and 2008, respectively.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

G. GOVERNMENT SUBSIDIES

The Company records as income government subsidies when received from local government authority which are not subject to future return or reimbursement. Government subsidies received totaled $149,168 and $1,189,506 for the years ended September 30, 2008 and 2009.

H. FOREIGN CURRENCY TRANSLATION

The Company follows SFAS No. 52 codified as 830, “Foreign Currency Translation”, for both the translation and re-measurement of balance sheet and income statement items into U.S. dollars. Resulting translation adjustments are reported as a separate component of accumulated comprehensive income (loss) in stockholders’ equity.

The Company maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date. Any translation gains (losses) are recorded in exchange reserve as a component of shareholders’ equity. Income and expenditures are translated at the average exchange rate of the year.

	2009	2008
Year-end RMB : US$ exchange rate	6.8290	6.8183
Average RMB : US$ exchange rate	6.8333	7.0987

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “Unified Exchange Rate”). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China(“PBOC). Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier’s invoices, shipping documents and signed contracts.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

I. FOREIGN CURRENCY TRANSLATION (Continued)

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

J. REVENUE RECOGNITION

The Company recognizes revenue when the live hogs ownership have been transferred to the customer. This occurs at the time the live hogs are weighed and the weight and price have been agreed upon between the Company and the customer, as evidenced by a signed transportation delivery note.

K. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates reflected in the Company’s financial statements include collectability of account receivable, value of live hogs, useful lives and impairment of property and equipment. Actual results when ultimately realized could differ from those estimates and the differences could be material.

L. EMPLOYEES’ BENEFITS

Mandatory contributions are made to the Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

M. COMPREHENSIVE INCOME
Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported as a component of the consolidated statements of shareholders’ equity.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

N. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its customers, but does not require collateral. In order to determine the value of the Company’s accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable.

O. SHIPPING AND HANDLING COSTS

Shipping and handling costs are classified as cost of sales and are expensed as incurred. For the years ended September 30, 2008 and 2009, shipping and handling cost included in selling and marketing expenses were $7,718 and $5,582.

P. ADVERTISING COSTS

Advertising costs are expensed as incurred. For the years ended September 30, 2008 and 2009, advertising costs were $6,641 and $4,945.

Q. SEGMENT REPORTING

The Company has one operating segment as of and for the years ended September 30, 2008 and 2009. The Company’s chief operating decision maker has been identified as the Company’s Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company operates primarily in the PRC and all of the Company’s long-lived assets are located in the PRC.

R. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, accounts payable, amount due to/(from) shareholders and accrued expenses, approximates their fair value at September 30, 2009 and 2008 due to the relatively short-term nature of these instruments.

S. NET INCOME PER COMMON SHARE

Net income per common share is computed in accordance with SFAS No. 128, which is codified as ASC 260.“Earnings Per Share”. Basic earnings per common share is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted-average shares outstanding assuming conversion of all potentially dilutive convertible securities.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

T. RECENT PRONOUNCEMENTS

On December 4, 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS No. 141(R)”), “Business Combinations”, which is codified as ASC 805, and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is codified as ASC 810.  ASC 805 improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. To achieve this goal, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  ASC 805 also will reduce the complexity of existing GAAP. The newly issued standard includes both core principles and pertinent application guidance, eliminating the need for numerous EITF issues and other interpretative guidance.  ASC 810 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way - as equity in the consolidated financial statements. Moreover, ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions.  The two standards will be effective for fiscal years beginning after December 15, 2008 and earlier adoption is prohibited.  The Company is currently evaluating the impact of ASC 805 and ASC 810 on its financial position and results of operations following adoption.

On March 8, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”, which is codified as ASC 815.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company is currently evaluating the impact of ASC 815 on its financial position and results of operations following adoption.

In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets”, which is codified as ASC 350.  ASC 350 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  ASC 350 is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the impact of ASC 350 on its financial position and results of operations following adoption.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

In June 2008, the FASB ratified EITF Issue No. 08-3, “Accounting for Lessees for Maintenance Deposits Under Lease Arrangements” (EITF 08-3), which is codified as ASC 840.  ASC 840 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. ASC 840 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of ASC 840 on its consolidated financial position and results of operations.

In October 2008, the Company adopted SFAS No.157, “Fair Value Measurements”, which is codified as ASC 820.  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements.  The adoption of the provisions of ASC 820 related to financial assets and liabilities, and other assets and liabilities that are carried at fair value on a recurring basis do not have a significant impact on the Company’s consolidated financial position, results of operations and cash flows.  The FASB provided for a one-year deferral of the provisions of ASC 820 for non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a non-recurring basis.  Accordingly, the Company is still evaluating the impact of the provisions of ASC 820 for non-financial assets and liabilities and is not yet in a position to determine such effects.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”, which is codified as ASC 860.  ASC 860 requires public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities.  ASC 860 is effective for the first reporting period ending after December 15, 2008. The Company is currently evaluating the impact of ASC 860 on its financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”, which is codified as ASC 805.  ASC 805 amends and clarifies FASB Statement No. 141 (revised 2007), “Business Combinations”, to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  ASC 805 shall be effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the effect of ASC 805 on its financial position and results of operation.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (SFAS No. 166”).  SFAS No. 166 has not yet been codified in the FASB Accounting Standards Codification.  SFAS No. 166 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  SFAS No. 166 is applicable for annual periods after November 15, 2009 and interim periods therein and thereafter. The Company is currently evaluating the effect of SFAS No. 166 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810.  ASC 810 requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a Variable Interest Entity (“VIE”).  Under ASC 810, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.  ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.  ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities.  ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  ASC 810 is effective for the Company in the first quarter of fiscal 2011. The Company is currently evaluating the effect of ASC 810 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles”, which is codified as ASC 105.  ASC 105 establishes the “FASB Accounting Standards Codification” (“Codification”), which officially launched July 1, 2009, to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification.  Generally, the Codification is not expected to change U.S. GAAP. All other accounting literature excluded from the Codification will be considered non authoritative.  ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has adopted ASC 105 for the quarter ending September 30, 2009.  The adoption of this Statement will not impact the financial position and results of operation, as it only required disclosures.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”.  This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820.  The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. The guidance provided in this Update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this Update did not have a significant impact to the Company’s financial position and results of operation.

NOTE 4 ─ALLOWANCE FOR DOUBTFUL ACCOUNTS

Receivables from hog sales are based on contracted prices. The Company provides an allowance for doubtful accounts which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.  Provision is made against receivables to the extent collection is considered to be doubtful. Accounts receivable in the balance sheet are stated net of such provision, if any. As of September 30, 2008 and 2009, allowance provided for accounts receivables were $nil.

NOTE 5 ─INVENTORY

Inventories on September 30, 2009 and 2008 consisted of the following:

	Year Ended September 30,
	2009	2008
Raw materials	$187,593	$198,788
Live hogs	5,234,923	5,615,803

	$5,422,516	$5,814,591

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 6--- PROPERTY AND EQUIPMENT

A summary of property and equipment is as follows:

	Year Ended September 30,
	2009	2008
Buildings	$9,233,350	$9,247,840
Machinery and equipment	1,754,565	1,749,449
Motor vehicles	285,739	312,302

	11,273,654	11,309,591
Less: accumulated depreciation	4,491,601	3,629,177

Property and equipment, net	$6,782,053	$7,680,414

Depreciation and amortization expense for property and equipment amounted to approximately $890,256 and $842,724 for the years ended September 30, 2009 and 2008 respectively.

NOTE 7--- BIOLOGICAL ASSETS, NET

Biological assets which comprises of breeding pigs are recorded at cost. When biological assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Depreciation is provided over the estimated useful live of the biological assets of 3 years using the straight-line method. The estimated residual value of mature biological assets is 15%. Depreciation expense for biological assets amounted to approximately $655,348 and $411,640 for the years ended September 30, 2009 and 2008 respectively

NOTE 8--- DUE TO/FROM STOCKHOLDERS AND TRANSACTIONS

Stockholder Xu Dengfu and other fifteen stockholders made unsecured, non-interest bearing loans to the Company from time to time to meet working capital needs of the Company. For the years ended September 30, 2009 and 2008, the Company made aggregate borrowings from the sixteen stockholders of $45,659 and $131,151, respectively, and made aggregate repayments to the sixteen stockholders of $9,486,793 and $12,757,753, respectively.  As of September 30, 2009 and 2008, the outstanding balances due from stockholders were $nil and $10,128,624, respectively. As of September 30, 2009 and 2008, the outstanding balances due to stockholders were $2,303,270 and $10,008,855, respectively.

In December 2007, Seven Subsidiaries declared dividends in the amount of $8,897,167 to its stockholders. Dividend in the amount of $1,941,297 was paid in cash and outstanding balance $6,955,870 were offset against the shareholders loan.

In December 2008, Seven Subsidiaries declared dividend in the amount of $13,064,075 to its stockholders. Dividend in the amount of $1,700,979 was paid in cash and outstanding balance $11,363,096 was offset against the shareholders loan.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 9 --- INCOME TAXES

SCLI is incorporated in United States. The subsidiaries are incorporated in BVI, Hong Kong and PRC. The management and control of the Company is in PRC. The Company is not currently subject to any Income tax either in United States, BVI, Hong Kong or in PRC. As such, at present, no current or future income tax asset or liabilities are recorded in its financial statements.

NOTE 10---APPROPRIATION OF RETAINED EARNINGS (RESERVES)

The reserves are disclosed separately in the statement of changes in equity as appropriation of retained earnings. Pursuant to the Company Law of the People’s Republic of China, the profits of the companies, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses of previous years, and made appropriations to reserves, as determined by the board of directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the SCLI’s subsidiaries which incorporated in PRC are required to make annual appropriations to the statutory surplus reserve. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the subsidiaries are required to allocate a certain percentage of their net income, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50 percent of the registered capital of the companies.

The Company has appropriated $1,459,534 and $964,382 as reserve for the statutory surplus reserve for the years ended September 30, 2009 and 2008.

NOTE 11--- SIGNIFICANT CONCENTRATION OF CREDIT RISK

Major Customers

During the years ended September, 2009 and 2008, the Company’s three largest customers together accounted for 98% and 99%, respectively, of the Company’s net revenue. The Company had 100% outstanding accounts receivable from these customers as of September 30, 2009 and 2008.

Major Suppliers

During the years ended September 30, 2009 and 2008, raw materials purchased from the Company’s three largest suppliers together accounted for approximately 92% and 95% of the Company’s total purchases respectively. The Company had 100% outstanding accounts payable to these suppliers as of September 30, 2009 and 2008.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 12 --- COMMITMENTS AND CONTINGENCIES

CAPITAL COMMITMENTS
As of September 30, 2009, there were capital commitments amounting to $2,066,188, which were mainly related the construction work of the buildings.

LEASE COMMITMENTS

The Company leases land (in which the company’s building are located)office space, employee living space, and certain pigsties under non-cancelable operating leases. The rental expenses under operating leases were $27,379 and $14,120 in the fiscal years ended September 30, 2009 and 2008, respectively. Future minimum rental commitments on September 30, 2009, are as follows:

For The Fiscal Years Ending September 30, 2009
2010	$12,931
2011	12,931
2012	12,931
2013	12,931
2014 and then after	286,301

Total	$338,025

LEGAL PROCEEDINGS
The Company is not currently a party to, nor are we aware of, any legal proceeding, investigation or claim which, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations. The Company did not record any legal contingencies as of September 30, 2009.

CONTINGENT LIABILITY
The Companies declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof.  In the event that the taxing authorities assess the company for these taxes, they will be recorded as appropriate, depending on whether the amounts can be recovered from the stockholders or not.

NOTE 13 --- CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company faces a number of risks and challenges since its operations are in the PRC. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

____________ Common Shares

Expedite 4, Inc.

PROSPECTUS

Rodman & Renshaw, LLC	Newbridge Securities Corporation

Until                     , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 27, 2010

2,383,145 Common Shares

EXPEDITE 4, INC.

This prospectus relates to 2,383,145 shares of our common stock, par value $0.001 per share, of Expedite 4, Inc. that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

•	1,531,084 shares of our common stock; and
•	852,061 shares of our common stock issuable upon the exercise of warrants held by the selling shareholders.

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders but we will receive funds from the exercise of the warrants held by the selling shareholders if and when those warrants are exercised for cash. We will utilize any proceeds from the exercise of such warrants for general corporate and working capital purposes.

Our securities are presently not traded on any market or securities exchange. We intend to apply for the listing of our common stock on the [NASDAQ Capital Market] under the symbol “[_______]”.

Since there is currently no public market established for our securities, the selling security holders will sell at a fixed price that is equal to the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our shares of common stock are quoted on the [NASDAQ Capital Market] and there is an established market for these resale shares, the selling stockholders may sell the resale shares from time to time at the market price prevailing on the [NASDAQ Capital Market] at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 13 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2010

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	12
FORWARD-LOOKING STATEMENTS	20
USE OF PROCEEDS	68A
DIVIDEND POLICY	22
MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
CORPORATE STRUCTURE AND HISTORY	35
DESCRIPTION OF BUSINESS
MANAGEMENT	46
EXECUTIVE COMPENSATION	47
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS; DIRECTOR INDEPENDENCE	50
CHANGE IN ACCOUNTANTS	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
DESCRIPTION OF CAPITAL STOCK
SHARES ELIGIBLE FOR FUTURE SALE	55
SELLING SHAREHOLDERS	69A
PLAN OF DISTRIBUTION	72A
LEGAL MATTERS	74A
EXPERTS	74A
ADDITIONAL INFORMATION	74A
INDEX TO FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-6

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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The Offering

Common stock offered by selling shareholders	2,383,145 shares of common stock, including 852,061 shares of common stock that are issuable upon the exercise of warrants held by the selling shareholders.

Common stock outstanding before the offering	7,144,071 (1)

Terms of the offering	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.

Use of proceeds
We will not receive proceeds from the resale of shares by the selling shareholders. To the extent that the selling shareholders exercise, for cash, all of the warrants covering the 852,061 shares of common stock registered for resale under this prospectus, we would receive $4,686,336 in aggregate from such exercises. We intend to use such proceeds for general corporate and working capital purposes.

Risk Factors	See “Risk Factors” beginning on page 13 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.
______________
(1)
The number of our common stock outstanding as of the date hereof, excludes up to ______ shares of common stock (excluding an underwriters’ option to purchase an additional _____ shares to cover over-allotments) to be offered by us in a firm commitment public offering concurrently herewith.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sales of common stock offered by them under this prospectus. To the extent that the selling shareholders exercise, for cash, all of the warrants covering the 852,061 shares of common stock registered for resale under this prospectus, we would receive approximately $4,686,336 in the aggregate from such exercises. We intend to use such proceeds for working capital, and other general corporate purposes. We will have complete discretion over how we may use the proceeds, if any, from any exercise of the warrants.

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SELLING SHAREHOLDERS

We are registering a total of 2,383,145 shares of common stock, comprised of 12,091 shares of common stock issued in the share exchange transaction that completed on March 29, 2010, 1,518,993 shares of common stock issued in the private placement financing transaction completed on May 6, 2010, 759,497 shares of common stock underlying the Investor Warrants at an Exercise Price of $5.50 per share held by certain of the investors and 92,564 shares of common stock underlying Agent Warrants issued to Rodman & Renshaw, LLC and Newbridge Securities Corporation, their employees and other persons acting on their behalf.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the securities by each of the selling shareholders.  Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years.

	Shares Beneficially Owned Prior to the Offering (1)				Shares Being	Shares Beneficially Owned After the Offering (1)
Name of Beneficial Owner	Number			Percentage (2)	Offered	Number	Percentage (2)
Alfred Fields for OYL/AFA Pension Fund	30,000	(3)	(5)	*	30,000	0	0
Allen, Charles W.	4,500	(3)		*	4,500	0	0
Ancora Greater China Fund, LP	150,000	(3)	(6)	2.10%	150,000	0	0
Betman, Ronald J.	6,000	(3)		*	6,000	0	0
Bridgeway Asset Management Ltd.	75,000	(3)	(7)	*	75,000	0	0
Bristol Investment Fund, Ltd	90,000	(3)	(8)	*	90,000	0	0
Celenian Appreciation Fund, LP	36,000	(3)	(9)	*	36,000	0	0
CG Trust	45,000	(3)	(10)	*	45,000	0	0
CNH Diversified Opportunities Master Account, L.P.	150,000	(3)	(11)	2.10%	150,000	0	0
Daybreak Special Situations Master Fund Ltd	45,000	(3)	(12)	*	45,000	0	0
Enfield, George I.	6,000	(3)		*	6,000	0	0
Equinox Capital Investor	24,000	(3)	(13)	*	24,000	0	0
Excalibur Special Opportunities LP	120,000	(3)	(14)	*	120,000	0	0
Fields, Ephraim	30,000	(3)		*	30,000	0	0
Figliuolo, Ralph	15,000	(3)		*	15,000	0	0
Fitzgibbon, John W.	12,000	(3)		*	12,000	0	0
Forti, David W.	15,000	(3)		*	15,000	0	0
Gaffoglio, Carl J.	30,000	(3)		*	30,000	0	0
Gargiulo, Janet	3,000	(3)		*	3,000	0	0
Genesis Asset Opportunity Fund LP	75,000	(3)	(15)	*	75,000	0	0
Gibralt Capital Corporation	375,000	(3)	(16)	5.16%	375,000	0	0
Grodko, Jeffrey	9,000	(3)		*	9,000	0	0
Hammerman Capital Partners	75,000	(3)	(17)	*	75,000	0	0
Hayden, Matthew	30,000	(3)		*	30,000	0	0
Hickey, Paul	15,000	(3)		*	15,000	0	0
Hinds, Boyd	24,000	(3)		*	24,000	0	0
Horner, William J.	60,000	(3)		*	60,000	0	0
Houng Lee Family Trust	6,000	(3)	(18)	*	6,000	0	0
Ilangovan, Somasundaram	6,000	(3)		*	6,000	0	0
Jayhawk Private Equity Fund II, L.P.	150,000	(3)	(19)	2.10%	150,000	0	0
Kain, Joseph	9,000	(3)		*	9,000	0	0
Kaplan, Thomas R.	9,000	(3)		*	9,000	0	0
Kittles, Eugene A.	6,000	(3)		*	6,000	0	0
Kohn, Saunders & Diana	18,000	(3)		*	18,000	0	0
Lee, Michael Peter	12,000	(3)		*	12,000	0	0
Lipinski, Walter J	6,000	(3)		*	6,000	0	0
Lumen Capital Limited Partnership	21,000	(3)	(20)	*	21,000	0	0
Machaby Partners S.P.A.	89,990	(3)	(21)	*	89,990	0	0
Maple Day Limited	15,000	(3)	(22)	*	15,000	0	0
Medway, Marc J.	7,500	(3)		*	7,500	0	0
Montazeri, Ali	6,000	(3)		*	6,000	0	0
Morris, Michael	15,000	(3)		*	15,000	0	0

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O'Shaunessey, Aidan	6,000	(3)		*	6,000	0	0
Paragon Capital LP	60,000	(3)	(23)	*	60,000	0	0
Ravallo, Michael	30,000	(3)		*	30,000	0	0
Samuelson, Eric R.	18,000	(3)		*	18,000	0	0
Shira Capital LLC	75,000	(3)	(24)	*	75,000	0	0
Smith, Alton	6,000	(3)		*	6,000	0	0
Smith, Scott C.	9,000	(3)		*	9,000	0	0
Stangarone, Burt	24,000	(3)		*	24,000	0	0
Tangiers Investors LP	22,500	(3)	(25)	*	22,500	0	0
The James P. Miscoll Bypass Trust	15,000	(3)	(26)	*	15,000	0	0
USX China Fund	45,000	(3)	(27)	*	45,000	0	0
Walsh, Kenneth E.	9,000	(3)		*	9,000	0	0
Warburton George A.	12,000	(3)		*	12,000	0	0
Webb, Michael	6,000	(3)		*	6,000	0	0
Wilmark of Nevada Inc.	15,000	(3)	(28)	*	15,000	0	0
Rodman & Renshaw, LLC	45,172	(4)	(29)	*	45,172	0	0
Ramnarian Jaigobind	11,377	(4)		*	11,377	0	0
Eric Lord	1,148	(4)		*	1,148	0	0
Kevin Mangan	383	(4)		*	383	0	0
Chirag Choudhary	7,616	(4)		*	7,616	0	0
Harry Iannou	3,761	(4)		*	3,761	0	0
George Anagnostou	539	(4)		*	539	0	0
Jonah Raskas	935	(4)		*	935	0	0
Newbridge Securities Corporation	5,242	(4)	(30)	*	5,242	0	0
Francis Argenziano	3,284	(4)		*	3,284	0	0
Anthony Sarkis	3,334	(4)		*	3,334	0	0
David Y. Wong	3,284	(4)		*	3,284	0	0
Douglas Agulilla	2,163	(4)		*	2,163	0	0
Lewis Mason	1,803	(4)		*	1,803	0	0
William La Piana	585	(4)		*	585	0	0
Stewart Ginn	585	(4)		*	585	0	0
Howard Yeager	500	(4)		*	500	0	0
Eric Goefert	122	(4)		*	122	0	0
Aaron Banks	609	(4)		*	609	0	0
Austin Dutton	49	(4)		*	49	0	0
Bob Diamond	73	(4)		*	73	0	0
Horace Robinson, Jr.	843	(31)		*	843	0	0
Margene W. MacDougall	5,624	(31)		*	5,624	0	0
Stephen and Marianne Garber, JWTROS	5,624	(31)		*	5,624	0	0
Total	2,383,145			29.65%	2,383,145	0	0

* Less than 1%.
__________________
(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

(2)
As of the date hereof, there were 7,144,071 shares of common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling security holder on the date hereof, (a) the numerator is the number of common stock beneficially owned by such selling security holder (including shares that he has the right to acquire within 60 days of the date hereof), and (b) the denominator is the sum of (i) the 7,144,071 shares outstanding on the date hereof, and (ii) the number of shares of common stock which such selling the stockholder has the right to acquire within 60 days of the date hereof.

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(3)
We are registering 1,518,993 shares of common stock issued in the financing and 759,497 shares of common stock issuable upon exercise of outstanding Investor Warrants at an exercise price of $5.50 per share.  We issued these Investor Warrants to investors in conjunction with our private placement completed on May 6, 2010.

(4)
We are registering the common stock underlying the Agent Warrants issued to Rodman and Newbridge, the Placement Agents in the financing, their employees and other persons acting on its behalf to purchase a total of 92,564 shares at $5.50 per share.  These Agent Warrants were issued in conjunction with our private placement completed on May 6, 2010.  Rodman and Newbridge are registered broker-dealers. Rodman and Newbridge and their employees received such shares as compensation for investment banking services.

(5)	Alfred Fields, as managing director, has voting and investment control over the shares owned by this entity.

(6)	John P. Micklitsch, as managing director, has voting and investment control over the shares owned by this entity.

(7)	Simon Mu, as managing director, has voting and investment control over the shares owned by this entity.

(8)	Paul Kessler, as managing director, has voting and investment control over the shares owned by this entity.

(9)	Ilro Yoon, as managing director, has voting and investment control over the shares owned by this entity.

(10)	Judith Grossman has voting and investment control over the shares owned by this entity.

(11)	Bradley D. Asness, as managing director, has voting and investment control over the shares owned by this entity.

(12)	Larry Butz, as managing director, has voting and investment control over the shares owned by this entity.

(13)	Boyd Hinds, as managing director, has voting and investment control over the shares owned by this entity.

(14)	William Hechter, as managing director, has voting and investment control over the shares owned by this entity.

(15)	Etran Benovik, as managing director, has voting and investment control over the shares owned by this entity.

(16)	Travis Dowle, as managing director, has voting and investment control over the shares owned by this entity.

(17)	Jason Hammerman, as managing director, has voting and investment control over the shares owned by this entity.

(18)	William Houng Lee has voting and investment control over the shares owned by this entity.

(19)	Michael D. Schmitz, as managing director, has voting and investment control over the shares owned by this entity.

(20)	Allan Lichtenberg, as managing director, has voting and investment control over the shares owned by this entity.

(21)	Roger Knox, as managing director, has voting and investment control over the shares owned by this entity.

(22)	Xue Yu Chao, as managing director, has voting and investment control over the shares owned by this entity.

(23)	Alan Donenfeld, as managing director, has voting and investment control over the shares owned by this entity.

(24)	Montgometry W. Cornell, as managing director, has voting and investment control over the shares owned by this entity.

(25)	Justin Ederle, as managing director, has voting and investment control over the shares owned by this entity.

(26)	Douglas Miscoll has voting and investment control over the shares owned by this entity.

(27)	Stephen L. Parr, as managing director, has voting and investment control over the shares owned by this entity.

(28)	Bryent Cragun, as managing director, has voting and investment control over the shares owned by this entity.

(29)	Thomas G. Pinou, as managing director, has voting and investment control over the shares owned by this entity.

(30)	Francis J. Argenziano, as managing director, has voting and investment control over the shares owned by this entity.

(31)	We are registering a total of 12,091 shares of common stock that previously issued in the share exchange transaction that closed on March 29, 2010.

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PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

-	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

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The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $_____. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

In addition to the foregoing, persons who purchase warrants from a selling stockholder pursuant to this prospectus and thereafter acquire our common stock upon the exercise of such warrants may resell such common stock without restriction by any method permitted by applicable law.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP. Legal matters as to PRC law will be passed upon for us by Jingtian + Gongcheng, Attorneys at Law. Anslow & Jaclin, LLP may rely upon Jingtian + Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Schwartz Levitsky Feldman, LLP/SRL, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

86A

[RESALE PROSPECTUS ALTERNATE PAGE]

2,383,145 Shares of Common Stock

EXPEDITE 4, INC.

PROSPECTUS

, 2010

87A

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.

Securities and Exchange Commission registration fee(1)	$2,845.15
FINRA Filing Fee(1)	(2)
NASDAQ Listing Fee(1)	(2)
Transfer Agent Fees(1)	(2)
Accounting fees and expenses(1)	(2)
Legal fees and expenses(1)	(2)
Blue Sky/Underwriters’ counsel fees and expenses(1)	(2)
Research and Investor Relations fees and expenses(1)	(2)
Printing fees and expenses(1)	(2)
Roadshow fees and expenses(1)	(2)
Miscellaneous(1)	(2)
Total	$(2)

______________
(1)	All amounts are estimates other than the Commission’s registration fee, FINRA filing fee and NASDAQ listing fee.
(2)	To be added by amendment.

Item 14. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

Since incorporation, we have issued and sold the following unregistered securities:

On September 27, 2007, we issued 100,000 shares of common stock to Sheila Hunter for $100, or $.001 per share, in acceptance of the incorporation expenses for the Company. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and regulation D promulgated thereunder. 98,500 shares of common stock held by Sheila Hunter were cancelled on March 29, 2010 in connection with the share exchange transaction.

On March 29, 2010, we issued 5,623,578 shares of common stock to individuals and entities as designated by the SCLI shareholders in exchange for 100% of the outstanding shares of SCLI pursuant to the Exchange Agreement dated March 29, 2010.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

From March 29, 2010 to May 6, 2010, we issued to certain investors a total of 1,518,993 shares of common stock and four-year Investor Warrants to purchase an aggregate of 759,497 shares of common stock of the Company, at an exercise price of $5.50 per share pursuant to the Subscription Agreement by and between the Company and such investors.  Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Regulation D, Regulation S and Section 4(2) of the Securities Act. We made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In connection with the abovementioned financing, from March 29, 2010 to May 6 2010, we issued to the Placement Agents four-year Agent Warrants to purchase a total of 92,564 shares of common stock at an exercise price of $5.50 per share. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. We made this determination based on the representations of the Placement Agents, which included, in pertinent part, that each of the Placement Agents were an “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that each of the Placement Agents was acquiring our common stock for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each of the Placement Agents understood that the our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement *

2.1	Share Exchange Agreement by and between the Company and Southern China Livestock International Inc., dated March 29, 2010 (2)

3.1	Certificate of Incorporation (1)

3.2	By-laws (1)

4.1	Form of Warrant (2)

5.1	Opinion of Anslow & Jaclin, LLP as to the legality of the shares*

10.1	Equity Transfer Agreement, dated November 3, 2008 (2)

10.2	Equity Transfer Agreement, dated January 13, 2010 (2)

10.3	Form of Earn-in Agreement I, dated February 10, 2010 (2)

10.4	Form of Earn-in Agreement II, dated February 10, 2010 (2)

10.5	Funding Escrow Agreement, dated March 29, 2010 (2)

10.6	Holdback Escrow Agreement, dated March 29, 2010 (2)

10.7	Escrow Agreement for Disbursement, dated March 29, 2010 (2)

10.8	Form of Lock-Up Agreement, by and between the Company and Lockup Stockholders, dated March 29, 2010 (2)

21.1	List of subsidiaries of the Registrant

23.1	Consent of Schwartz Levitsky Feldman, LLP/SRL

23.2	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)*

23.3	Consent of Jingtian + Gongcheng, Attorneys at Law *

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated herein by reference to the Form 10 Registration Statement filed on October 22, 2007.
(2)	Incorporated herein by reference to the current report Form 8-K filed on April 1, 2010.

* To be filed by amendment.

Item 17. Undertakings

(A)        The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)           To include any prospectus required by Section 10(a) (3) of the Securities Act;

(b)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)           Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yingtan, People’s Republic of China, on the 27th day of May, 2010.

EXPEDITE 4, INC.

Date: May 27, 2010	By:	/s/ Luping Pan
Luping Pan President, Chief Executive Officer, Secretary and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Luping Pan, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Luping Pan	President, Chief Executive Officer,	May 27, 2010
Luping Pan	Secretary and Directors

/s/ Dengfu Xu	Chairman of the Board of Directors	May 27, 2010
Dengfu Xu

/s/ Shu Kaneko	Chief Financial Officer and	May 27, 2010
Shu Kaneko	Director

/s/ Xin Zhao	Director	May 27, 2010
Xin Zhao

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement *

2.1	Share Exchange Agreement by and between the Company and Southern China Livestock International Inc., dated March 29, 2010 (2)

3.1	Certificate of Incorporation (1)

3.2	By-laws (1)

4.1	Form of Warrant (2)

5.1	Opinion of Anslow & Jaclin, LLP as to the legality of the shares*

10.1	Equity Transfer Agreement, dated November 3, 2008 (2)

10.2	Equity Transfer Agreement, dated January 13, 2010 (2)

10.3	Form of Earn-in Agreement I, dated February 10, 2010 (2)

10.4	Form of Earn-in Agreement II, dated February 10, 2010 (2)

10.5	Funding Escrow Agreement, dated March 29, 2010 (2)

10.6	Holdback Escrow Agreement, dated March 29, 2010 (2)

10.7	Escrow Agreement for Disbursement, dated March 29, 2010 (2)

10.8	Form of Lock-Up Agreement, by and between the Company and Lockup Stockholders, dated March 29, 2010 (2)

21.1	List of subsidiaries of the Registrant

23.1	Consent of Schwartz Levitsky Feldman, LLP/SRL

23.2	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)*

23.3	Consent of Jingtian + Gongcheng, Attorneys at Law *

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated herein by reference to the Form 10 Registration Statement filed on October 22, 2007.
(2)	Incorporated herein by reference to the current report Form 8-K filed on April 1, 2010.

* To be filed by amendment.